UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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SUPER MICRO COMPUTER, INC.
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SUPER MICRO COMPUTER, INC.

980 Rock Avenue
San Jose, California 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2020

To the Stockholders of Super Micro Computer, Inc.:
Notice is hereby given that the Annual Meeting of stockholders of Super Micro Computer, Inc. (the “Company”) will be held on Friday, June 5, 2020, at 2:00 p.m., Pacific time, at our principal offices located at 980 Rock Avenue, San Jose, CA 95131*, for the following purposes:
1.    To elect (A) three Class I directors to hold office until the annual meeting of stockholders following fiscal year 2022, (B) three Class II directors to hold office until the annual meeting of stockholders following fiscal year 2020, and (C) two Class III directors to hold office until the annual meeting of stockholders following fiscal year 2021, in each case, to hold office until their successors are duly elected and qualified.
2.    To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.
3.    To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2020.
4.    To approve the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan.
5.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The accompanying Proxy Statement more fully describes the business to be transacted at the Annual Meeting. Our Board of Directors recommends that you vote (1) “FOR” the election of each of our nominees for director as proposed in this Proxy Statement, (2) “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers, (3) “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2020 and (4) “FOR” the approval of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan. We have not received notice of other matters that may be properly presented at the Annual Meeting.
We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and reduces the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 8, 2020 will receive a Notice of Internet Availability of Proxy Materials and will receive notice of any postponements or adjournments of the Annual Meeting. The Notice of Internet Availability of Proxy Materials is being distributed to stockholders on or about April 21, 2020.
If you were a stockholder as of the close of business (Eastern Time) on April 8, 2020, you are entitled to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 980 Rock Avenue, San Jose, CA 95131.
______________________
* We are actively monitoring the health and safety concerns and government recommendations and restrictions relating to the Coronavirus (COVID-19) pandemic. We are planning for the possibility that the Annual Meeting may be held at a different location, or solely by means of remote communication (i.e., a virtual-only annual meeting) if we determine it is not possible or advisable to hold an in-person meeting at our principal offices. We will announce any such updates as promptly as practicable, via a press release that will also be filed with the SEC as additional proxy materials. Please check the Investor Relations section of our website at www.supermicro.com and our Annual Meeting website at www.virtualshareholdermeeting.com/SMCI2020 prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

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By Order of the Board of Directors

Kevin Bauer
Senior Vice President, Chief Financial Officer, Corporate Secretary
San Jose, California
April 21, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2020
The Proxy Statement and Annual Report to Stockholders are available at www.virtualshareholdermeeting.com/SMCI2020
Information on our website, other than this Proxy Statement, is not a part of this Proxy Statement.

IMPORTANT: To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. Most stockholders have three options for submitting their votes prior to the meeting: (1) via the Internet; (2) by telephone; or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and saves us postage and processing costs. Your completed proxy, or your telephone or Internet vote, will not prevent you from attending the meeting and voting in person should you so choose.

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TABLE OF CONTENTS

Page

GENERAL INFORMATION	-1

PROPOSAL 1 ELECTION OF DIRECTORS	-3
Composition of the Board	-3
Class I Directors – Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2022	-5
Class II Directors – Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2020	-5
Class III Directors – Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2021	-6

CORPORATE GOVERNANCE	-7

MEETINGS AND COMMITTEES OF THE BOARD	-9

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT	-13

EXECUTIVE COMPENSATION	-15

DIRECTOR COMPENSATION	-28

EQUITY COMPENSATION PLAN INFORMATION	-30

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS AND DIRECTOR INDEPENDENCE	-31

PROPOSAL 2 NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	-34

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENTREGISTERED PUBLIC ACCOUNTING FIRM	-35
Independent Registered Public Accounting Firm Fees and Services	-35
Audit Committee Pre-Approval Policies and Procedures	-35

PROPOSAL 4 APPROVAL OF THE SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN	-36

AUDIT COMMITTEE REPORT	-48
Review of Audited Financial Statements	-48

ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K	-48

QUESTIONS AND ANSWERS	-48

“HOUSEHOLDING” OF PROXY MATERIALS	-52

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS FOLLOWING FISCAL YEAR 2020	-53

OTHER MATTERS	-53

APPENDIX A: SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN	-1

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SUPER MICRO COMPUTER, INC.
980 Rock Avenue
San Jose, California 95131
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2020
GENERAL INFORMATION
The enclosed proxy is being solicited by our Board of Directors for use in connection with the Annual Meeting of stockholders to be held on Friday, June 5, 2020 at our principal offices located at 980 Rock Avenue, San Jose, CA 95131, commencing at 2:00 p.m. Pacific time, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card and notice were first made available on or about April 21, 2020 to all stockholders entitled to vote at the Annual Meeting.
This Proxy Statement and our annual report for the year ended June 30, 2019 (the “Annual Report”) are available at www.virtualshareholdermeeting.com/SMCI2020.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials has been mailed to our stockholders on or about April 21, 2020. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability of Proxy Materials. By furnishing a Notice of Internet Availability of Proxy Materials and access to our proxy materials by the Internet, we are reducing the costs and the environmental impact of our annual meeting.
The Notice of Internet Availability of Proxy Materials will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.
In this Proxy Statement:

•	“We”, “us”, “our”, “Company” and “Supermicro” refer to Super Micro Computer, Inc. with its principal executive offices located at 980 Rock Avenue, San Jose, CA 95131

•	“Annual Meeting” or “Meeting” means our Annual Meeting of Stockholders following our fiscal year 2019

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission
We have summarized below important information with respect to the Annual Meeting.

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The following chart outlines the four proposals and our voting recommendations:

Proposal No.	Proposal	Recommendation

No. 1	Election of each of the nominees for election as directors	FOR each of the nominees

No. 2	Approval, on a non-binding advisory basis, of our named executive officers’ compensation	FOR

No. 3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2020	FOR

No. 4	Approval of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan	FOR

Please see “Questions and Answers” on page 48 for a list of frequently asked questions and answers relating to this proxy statement and the Annual Meeting.

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PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

The authorized number of directors of the Company is eight. There are currently eight directors. Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Alternatively, the Board of Directors, at its option, may reduce the number of directors, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Because we have not held an annual meeting for the election of directors since our annual meeting following fiscal year 2016, at the Annual Meeting, our stockholders are being asked to elect:
(A) three Class I directors to hold office until our annual meeting of stockholders following fiscal year 2022,
(B) three Class II directors to hold office until our annual meeting of stockholders following fiscal year 2020, and
(C) two Class III directors to hold office until our annual meeting of stockholders following fiscal year 2021, in each case, to hold office until their successors are duly elected and qualified.
Our Nominating and Corporate Governance Committee (the “Governance Committee”) recommended, and our Board of Directors has nominated, the following individuals for election at the Annual Meeting. Each of the individuals listed below are presently directors of the Company. All have agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

Class I	Class II	Class III
Charles Liang	Sara Liu	Daniel W. Fairfax
Tally Liu	Michael S. McAndrews	Saria Tseng
Sherman Tuan	Hwei-Ming (Fred) Tsai

Proxies may not be voted for more than three directors in the case of Class I and Class II directors. Proxies may not be voted for more than two directors in the case of Class III directors. Assuming a quorum is present (A) the three director nominees who receive the highest number of the votes cast by the stockholders entitled to vote at the election will be elected in the case of Class I and Class II directors, and (B) the two director nominees who receive the highest number of the votes cast by the stockholders entitled to vote at the election will be elected in the case of Class III directors. In the event that a nominee is unable or unwilling to serve, the enclosed proxy will be voted to elect the replacement nominee designated by the Board of Directors, unless the board instead decides to reduce the number of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES TO SERVE AS DIRECTORS OF THEIR RESPECTIVE CLASSES. PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.
The nominees for election as directors and the directors whose terms of office will continue after the meeting have provided the following information about themselves. Dates listed for the nominees and continuing directors include service as directors of predecessor companies to the Company.

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Name	Class	Expiration of Term	Audit Committee	Compensation Committee	Governance Committee
Charles Liang	I	Annual General Meeting following fiscal year 2022
Sherman Tuan	I	Annual General Meeting following fiscal year 2022		Chair	Member
Tally Liu	I	Annual General Meeting following fiscal year 2022	Chair
Michael McAndrews	II	Annual General Meeting following fiscal year 2020	Member
Fred Tsai	II	Annual General Meeting following fiscal year 2020	Member	Member	Chair
Sara Liu	II	Annual General Meeting following fiscal year 2020
Saria Tseng	III	Annual General Meeting following fiscal year 2021		Member	Member
Daniel Fairfax	III	Annual General Meeting following fiscal year 2021	Member

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Class I Directors - Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2022

Charles Liang founded Super Micro and has served as our President, Chief Executive Officer and Chairman of the Board since our inception in September 1993. Mr. Liang has been developing server and storage system architectures and technologies for the past three decades. From July 1991 to August 1993, Mr. Liang was President and Chief Design Engineer of Micro Center Computer Inc., a high-end motherboard design and manufacturing company. From January 1988 to April 1991, Mr. Liang was Senior Design Engineer and Project Leader for Chips & Technologies, Inc., a chipset technology company, and Suntek Information International Group, a system and software development company. Mr. Liang has been granted many server technology patents. Mr. Liang holds an M.S. in Electrical Engineering from the University of Texas at Arlington and a B.S. in Electrical Engineering from National Taiwan University of Science & Technology in Taiwan. Our Governance Committee concluded that Mr. Liang should serve on the Board based on his skills, experience and qualifications in managing technology businesses, his technical expertise, and his long familiarity with our company’s business.
Tally Liu was appointed to our Board of Directors and our Audit Committee on January 30, 2019, and was appointed as the chair of the Audit Committee on June 30, 2019. Mr. Liu has been retired since 2015. Prior to his retirement, Mr. Liu was Chief Executive Officer of Wintec Industries, a supply chain solutions company for high-tech manufacturers, from 2012 to 2015. Prior to Wintec, Mr. Liu served as Chairman of the Board and Chief Executive Officer of Newegg, Inc., an internet consumer technology retailer, from 2008 to 2010, and as President of Newegg in 2008. Prior to Newegg, Mr. Liu held various positions with Knight Ridder Inc., including Vice President, Finance & Advanced Technology and Vice President of Internal Audit. Mr. Liu served as President of the International Newspapers Financial Executives (INFE) for one year before it merged with other media associations. A Certified Public Accountant from 1982-2007, Mr. Liu is a member of the American Institute of Certified Public Accountants (AICPA) with retired status, and was previously a member of the Florida Institute of Certified Public Accountants (FICPA). Mr. Liu is also a Certified Information System Auditor (CISA) and Certified Information Security Manager (CISM), with non-practice status, with the Information Systems Audit and Control Association (ISACA) and has also been certified in Control Self-assessment (CCSA) by the Institute of Internal Auditors (IIA). After earning his BA of Commerce from National Chengchi University, Taipei, Taiwan, and MBA from Florida Atlantic University, Mr. Liu received executive leadership training at the Stanford Advanced Finance Program in 1986 and at Harvard Business School in the Advanced Management Program (AMP) in 1998. Mr. Liu is not related to any member of our Board of Directors or any of our officers. Our Governance Committee concluded that Mr. Liu should serve on the Board based on his skills, experience, his financial literacy and his familiarity with technology businesses.
Sherman Tuan has been a member of our Board of Directors since February 2007. Mr. Tuan is founder of PurpleComm, Inc. (doing business as 9x9.tv), a platform for connected TV, where he has served as Chief Executive Officer since January 2005 and Chairman of the Board since June 2003. From September 1999 to May 2002, he was director of Metromedia Fiber Network, Inc., a fiber optical networking infrastructure provider. Mr. Tuan was co-founder of AboveNet Communications, Inc., an internet connectivity solutions provider, where he served as President from March 1996 to January 1998, Chief Executive Officer from March 1996 to May 2002 and director from March 1996 to September 1999. Mr. Tuan holds a degree in Electrical Engineering from Feng-Chia University in Taiwan. Our Governance Committee concluded that Mr. Tuan should serve on the Board based on his skills, experience and qualifications in managing technology businesses, his technical expertise, and his familiarity with our company’s business.

Class II Directors - Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2020

Sara Liu co-founded Super Micro in September 1993, has been a member of our Board of Directors since March 2007 and currently serves as our Co-Founder, Senior Vice President, and a director. She has held a variety of positions with the Company, including Treasurer from inception to May 2019, Senior Vice President of Operations from May 2014 to February 2018, and Chief Administrative Officer from October 1993 to May 2019. From 1985 to 1993, Ms. Liu held accounting and operational positions for several companies, including Micro Center Computer Inc. Ms. Liu holds a B.S. in Accounting from Providence University in Taiwan. Ms. Liu is married to Mr. Charles Liang, our Chairman, President and Chief Executive Officer. Our Governance Committee concluded that Ms. Liu should serve on the Board based on her skills, experience, her general expertise in business and operations and her long familiarity with our company’s business.
Michael S. McAndrews has been a member of our Board of Directors since February 2015. Mr. McAndrews has served as a Principal of Abbott, Stringham & Lynch, an accounting firm serving the Silicon Valley, since September 2013. From June 2002 to June 2013, he served as a Partner at PricewaterhouseCoopers LLP, a multinational professional services network, where he provided tax planning and consulting services to multinational public companies, private companies and their owners and emerging businesses in a variety of industries including high-technology, manufacturing, food processing and wholesale/retail distribution. From November 1979 to June 2002, he worked for Arthur Andersen and Company, a global professional services firm. He served

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as Partner from 1993 to 2002 where he focused primarily on providing tax planning and compliance services to high technology companies ranging in size from start-ups to large multinational public companies. Mr. McAndrews is a certified public accountant with an active license in California and holds a Bachelor of Science in Commerce, Accounting degree from Santa Clara University. Our Governance Committee concluded that Mr. McAndrews should serve on the Board based on his skills, experience, his financial literacy and his familiarity with technology businesses.
Hwei-Ming (Fred) Tsai has been a member of our Board of Directors since August 2006. Mr. Tsai served as an independent director of ANZ Bank (Taiwan) Limited, a wholly owned subsidiary of Australia and New Zealand Banking Group Limited from September 2013 to April 2019. Mr. Tsai has also served as an independent director of Dynapack International Technology Corporation, a public company in Taiwan, since June 2017. Mr. Tsai has been an independent business consultant since January 2010. Mr. Tsai served as Executive Vice President and Chief Financial Officer of SinoPac Bancorp, a financial holding company based in Los Angeles, California from February 2001 and August 2005, respectively, to December 2009. He also served as Senior Executive Vice President of Far East National Bank, a commercial bank that is held by SinoPac Bancorp from December 2002 to December 2009. Mr. Tsai holds a Master in Professional Accounting from the University of Texas at Austin and a B.A. in Accounting from National Taiwan University in Taiwan. Our Governance Committee concluded that Mr. Tsai should serve on the Board based on his skills, experience and qualifications in capital finance, his financial literacy and his familiarity with our company’s business.

Class III Directors - Nominees for Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2021

Daniel W. Fairfax has been a member of our Board of Directors since July 2019. Mr. Fairfax served as Senior Vice President and Chief Financial Officer of Brocade Communications, a networking equipment company (“Brocade”) from June 2011 to November 2017. Brocade was acquired by Broadcom in November 2017. Mr. Fairfax previously served as Brocade’s Vice President of Global Services from August 2009 to June 2011 and Brocade’s Vice President of Business Operations from January 2009 to August 2009. Prior to Brocade, Mr. Fairfax served as Chief Financial Officer of Foundry Networks, Inc., from January 2007 until December 2008. Foundry Networks was acquired by Brocade in December 2008. Earlier in his career Mr. Fairfax served in executive financial management and/or general management positions as GoRemote Internet Communications, Ironside Technologies, Acta Technology, NeoVista Software, Siemens and Spectra-Physics. He began his career as a consultant with the National Telecommunications Practice Group of Ernst & Young. Mr. Fairfax currently serves on the board of directors of Energous Corporation, where he is the chair of the audit committee. Mr. Fairfax is a certified public accountant with an inactive license in California and holds an MBA degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree, with a major in Economics, from Whitman College. Our Governance Committee concluded that Mr. Fairfax should serve on the Board based on his skills, experience, his financial literacy and his familiarity with technology businesses.
Saria Tseng has been a member of our Board of Directors since November 2016. Ms. Tseng has served as Vice President of Strategic Corporate Development, General Counsel and Secretary of Monolithic Power Systems, Inc. a fabless manufacturer of high-performance analog and mixed-signal semiconductors since 2004. From 2001 to 2004, Ms. Tseng served as Vice President, General Counsel and Corporate Secretary of MaXXan Systems, an enterprise class storage network system. Previously, Ms. Tseng was an attorney at Gray Cary (now DLA Piper) and Jones Day. Ms. Tseng is a member of the state bar in both California and New York and is a member of the bar association of the Republic of China, Taiwan. She holds Master of Law degrees from the University of California at Berkeley and the Chinese Culture University in Taipei. Our Governance Committee concluded that Ms. Tseng should serve on the Board based on her skills, experience and qualifications in business and corporate law, her legal expertise and her familiarity with technology business.
Except for Mr. Charles Liang and Ms. Sara Liu, who are married, there are no other family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines
We have adopted “Corporate Governance Guidelines” to help ensure that the Board of Directors is independent from management, appropriately performs its function as the overseer of management, and that the interests of the Board of Directors and management align with the interests of our stockholders. The “Corporate Governance Guidelines” are available at https://ir.supermicro.com/corp-governance#governance.

Code of Ethics
We have adopted a “Code of Business Conduct and Ethics” that is applicable to all directors, executive officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. Our “Code of Business Conduct and Ethics” is available at https://ir.supermicro.com/corp-governance#governance. Any substantive amendment or waiver of the Code relating to executive officers or directors will be made only after approval by our Board of Directors and will be promptly disclosed on our website within four business days.
Engagement with Stockholders
Our Board of Directors and management value the perspective of our stockholders. Since we became current in our SEC filings in December 2019, our management team has held meetings with our largest institutional stockholders at various events and conducted calls with investors and analysts following our quarterly earnings conference calls. During those meetings and calls, we have solicited and received from stockholders and analysts their perspectives on issues related to the Company. From the time we became current in our SEC filings through March 31, 2020, we engaged in discussions with institutional stockholders holding approximately 45% of our outstanding common stock as of March 31, 2020.
Those discussions have covered a wide range of topics, including our overall business strategy, our financial performance, our governance structure, our internal control over financial reporting, our capital efficiency, market dynamics and our compensation philosophy and practices. During the discussions of our compensation philosophy and practices with stockholders, our management expressed the Company’s intention to increasingly utilize performance awards to more closely align with stockholder interests and received various investors' views related to the use of performance metrics. Our management team regularly communicates the substance of stockholder discussions to our Board of Directors and committees. Our Board of Directors and committees take those views into consideration in conducting their oversight and decision-making processes, and did so particularly with respect to the design of the proposed Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan and the proposed reservation of 5,000,000 shares for issuance thereunder, as described more fully in Proposal 4. We believe that Proposal 4, coupled with an increased use of performance awards, is consistent with the majority views expressed by the stockholders during these communications.
Director Independence
The listing requirements of The Nasdaq Stock Market generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating and corporate governance committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing requirements of The Nasdaq Stock Market. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing requirements of The Nasdaq Stock Market.
The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the listing requirements of The Nasdaq Stock Market.
Based on these standards, our Board of Directors has determined that six of its current eight members, Daniel W. Fairfax, Michael S. McAndrews, Hwei-Ming (Fred) Tsai, Saria Tseng, Sherman Tuan and Tally Liu, are “independent directors” under the applicable rules and regulations of the SEC and the listing requirements and rules of The Nasdaq Stock Market.
Executive Sessions
Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings.

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Director Qualifications and Nomination Process
Criteria
The Governance Committee is responsible for reviewing, on an annual basis, the appropriate skills and characteristics required of board members, individually as well as for the board as a whole. Except as may be required by rules and regulations promulgated by Nasdaq or the SEC and as set forth herein, it is the current belief of the Governance Committee that there are no specific minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more of the members of the board to possess. In evaluating the qualifications of any director candidates, the Governance Committee will consider many factors, including without limitation, character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Governance Committee will evaluate such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance Committee will consider each individual candidate in the context of the current perceived needs of the board as a whole. While the Governance Committee has not established specific minimum qualifications for director candidates, the board believes that candidates and nominees must reflect a board that is comprised of directors who (a) are predominantly independent, (b) are of high integrity, (c) have experience, expertise and qualifications that will increase overall board effectiveness, including contributing to the diversity of the Board of Directors, and (d) meet other requirements as may be required by applicable listing requirements of The Nasdaq Stock Market and the SEC.
Identification and Evaluation of Nominees
The Governance Committee is responsible for regularly assessing the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee is responsible for considering potential candidates for director. The Governance Committee will consider bona fide candidates from all relevant sources, including current board members, professional search firms, stockholders and other persons. The Governance Committee will consider director candidates recommended by our stockholders, based on the same criteria listed above that would apply to candidates identified by a Governance Committee member. The Governance Committee is responsible for evaluating director candidates in light of the board membership criteria described above, based on all relevant information and materials available to the Governance Committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.
Stockholder Recommendations
The Governance Committee will consider director candidates recommended by stockholders of the Company. Stockholder nominations for director must be made in writing and addressed to the Corporate Secretary of the Company. Such stockholder’s notice shall set forth the following information:

•	The information required by Section 2.15 of our Bylaws (a copy of which is included as an exhibit to our Registration Statement on Form S-1 as filed with the SEC on March 27, 2007); and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Communications with the Board of Directors
The Board of Directors welcomes the submission of any comments or concerns from stockholders or other interested parties. If you wish to send any communications to the Board of Directors, you may use one of the following methods:

•	Write to the Board at the following address:
Board of Directors
Super Micro Computer, Inc.
c/o General Counsel
980 Rock Avenue
San Jose, California 95131

•	E-mail the Board of Directors at BODInquiries@supermicro.com
Communications that are intended specifically for the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the “Independent Directors.”

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MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board and committee meetings. We encourage, but do not require, each Board member to attend our annual meeting of stockholders. We have not held an annual meeting of stockholders since March 1, 2017 (following the completion of our fiscal year on June 30, 2016), as we were precluded by SEC rules and regulations from soliciting proxies for a stockholder meeting during the time that we were not current in our SEC filings (September 2017 through December 20, 2019). The Board held five meetings during fiscal year 2018, four of which were regularly scheduled meetings and one of which was a special meeting. The Board held 16 meetings during fiscal year 2019, four of which were regularly scheduled meetings and 12 of which were special meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during the time they were members of the Board or such committees during fiscal year 2018 and during fiscal year 2019, except that Sherman Tuan attended only 21% of such meetings during fiscal year 2019 due to an extended illness beginning in April 2018. Following the extended illness, he resumed attending Board and committee meetings on a consistent basis starting in April 2019. For fiscal years 2015, 2016 and 2017, Mr. Tuan’s attendance rate for Board and committee meetings was 100%, 92% and 100%, respectively.
Board Leadership Structure
Our Chairman, Charles Liang, is also our Chief Executive Officer. The Board and our Governance Committee believe that it is appropriate for Mr. Liang to serve as both the Chief Executive Officer and Chairman due to the relatively small size of our Board, and the fact that Mr. Liang is the founder of our company with extensive experience in our industry. We do not currently have a lead independent director.
Board Role in the Oversight of Risk
The Board oversees our risk management activities, requesting and receiving reports from management. The Board conducts this oversight directly and through its committees. Our Board has delegated primary responsibility for oversight of risks relating to financial controls and reporting to our Audit Committee, which in turn reports to the full Board on such matters as appropriate. The Audit Committee also assists the Board in oversight of certain risks, particularly in the areas of internal control over financial reporting, financial reporting and review of related party transactions.
Our management, with oversight from our Compensation Committee, has reviewed our compensation policies and practices with respect to risk-taking incentives and risk management and does not believe that potential risks arising from our compensation polices or practices are reasonably likely to have a material adverse effect on our company.
Committees of the Board of Directors
The Board has three standing committees to facilitate and assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Governance Committee. In accordance with applicable listing requirements of The Nasdaq Stock Market, each of these committees is comprised solely of non-employee, independent directors. The charter for each committee is available at www.Supermicro.com by first clicking on “About Us” and then “Investor Relations” and then “Corporate Governance.” In January 2019, the Board of Directors approved amendments to the charters for each of the Audit Committee, the Compensation Committee and the Governance Committee, which amendments are reflected in the descriptions contained herein. The charter of each committee also is available in print to any stockholder who requests it. The following table sets forth the current members of each of the standing Board committees:

Audit Committee	Compensation Committee	Governance Committee
Tally Liu (1)	Sherman Tuan (1)	Hwei-Ming (Fred) Tsai (1)
Daniel W. Fairfax	Hwei-Ming (Fred) Tsai	Saria Tseng
Michael S. McAndrews	Saria Tseng	Sherman Tuan
Hwei-Ming (Fred) Tsai
______________

(1)	Committee Chairperson

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Audit Committee
The Audit Committee has four members. The Audit Committee met nine times in fiscal year 2019, four of which were regularly scheduled meetings and five of which were special meetings. During fiscal year 2018, the Audit Committee met 42 times, four of which were regularly scheduled meetings and 38 of which were special meetings. The Board has determined that each member of our Audit Committee meets the requirements for independence under the applicable listing requirements of The Nasdaq Stock Market and the rules of the SEC. The Board has also determined that each member of our Audit Committee is an “audit committee financial expert” as defined under applicable SEC rules.
As outlined more specifically in the Audit Committee charter, the Audit Committee has, among other duties, the following responsibilities:

•	Appoints, retains and approves the compensation of our independent auditors, and reviews and evaluates the auditors’ qualifications, independence and performance;

•	Oversees the independent auditors’ audit work and reviews and pre-approves all audit and non-audit services that may be performed by them;

•
Discusses with the independent auditors any audit problems or difficulties and management’s response to them, and all matters that the Public Company Accounting Oversight Board and the SEC require to be discussed with the committee;

•	Reviews and discusses with management press releases regarding our financial results, as well as financial information and earnings guidance provided to securities analysts and rating agencies;

•	Reviews and approves the planned scope of our annual audit;

•	Monitors the rotation of partners of the independent auditors on their engagement team as required by law;

•	Reviews our financial statements and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	Reviews our critical accounting policies and estimates;

•	Oversees the adequacy of our financial controls;

•	Periodically reviews with management and the independent auditors our disclosure controls and procedures and our internal control over financial reporting;

•
Reviews and approves the internal audit function’s (i) internal audit plan, (ii) all major changes to the internal audit plan, (iii) the scope, progress and results of executing the internal audit plan, and (iv) the annual performance of the internal audit function

•	Reviews and approves all related party transactions;

•
Establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and oversees enforcement, compliance and remedial measures under our Code of Business Conduct and Ethics;

•	Initiates investigations and hires legal, accounting and other outside advisors or experts to assist the Audit Committee, as it deems necessary to fulfill its duties;

•
Periodically discusses with management our major financial risk exposures and steps management has taken to monitor and control the exposures, including our risk assessment and risk management guidelines and policies; and

•	Reviews and evaluates, at least annually, the adequacy of the Audit Committee charter and recommends any proposed changes to the Board for approval.

Compensation Committee
The Compensation Committee has three members. The Compensation Committee met seven times in fiscal year 2019, four of which were regularly scheduled meetings and three of which were special meetings. During fiscal year 2018, the Compensation Committee met four times, all of which were regularly scheduled meetings. The Compensation Committee is comprised solely

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of non-employee directors. The Board has determined that each member of our Compensation Committee meets the requirements for independence under the applicable listing requirements of The Nasdaq Stock Market.
As outlined more specifically in the Compensation Committee charter, the Compensation Committee has, among other duties, the following responsibilities:

•
Periodically reviews and advises the Board concerning our overall compensation philosophy, policies and plans, including a review and approval of a group of companies for general executive compensation competitive comparisons, approval of target pay and performance objectives against this group, and monitoring of our executive compensation levels and their performance relative to this group;

•	Reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers;

•
Evaluates the performance of the Chief Executive Officer and other executive officers in light of those goals and objectives, including generally against the overall performance of executive officers at comparable companies, all while taking into account our risk management policies and practices;

•	Reviews and approves the compensation of the Chief Executive Officer and other executive officers;

•	Reviews and approves our incentive compensation plans and equity compensation plans;

•
Monitors and assesses risks associated with our compensation policies, including whether such policies could lead to unnecessary risk-taking behavior, and consults with management regarding such risks;

•	Administers the issuance of restricted stock grants, stock options and other equity awards to executive officers, directors and other eligible individuals under our equity compensation plans; and

•
Reviews and evaluates, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter and the adequacy of the Compensation Committee charter.

In general, the Compensation Committee discharges the Board’s responsibilities regarding the determination of executive compensation, and reviews and makes recommendations to the full Board in the determination of non-employee director compensation. The Compensation Committee also makes recommendations to the full Board regarding non-ordinary course executive compensation matters, including with respect to new or amended employment contracts, severance or change-in-control plans or arrangements. The Compensation Committee may delegate its responsibilities to subcommittees comprised of one or more Compensation Committee members, subject to requirements of our bylaws and applicable laws, regulations and the terms of our executive compensation plans. Additional information about the Compensation Committee’s processes for determining executive and non-employee director compensation, including the role of the Compensation Committee’s compensation consultant and our executive officers, can be found in the “Executive Compensation” and “2019 Director Compensation” sections of this Proxy Statement.

Governance Committee
The Governance Committee has three members. The Governance Committee met six times in fiscal year 2019, four of which were regularly scheduled meetings and two of which were special meetings. During fiscal year 2018, the Governance Committee met five times, four of which were regularly scheduled meetings and one of which was a special meeting. The Governance Committee is comprised solely of non-employee directors. The Board has determined that each member of our Governance Committee meets the requirements for independence under the applicable Nasdaq listing standards.
As outlined more specifically in the Governance Committee charter, the Governance Committee has, among other duties, the following responsibilities:

•	Identifies individuals qualified to become directors;

•	Evaluates and selects, or recommends to the Board, director nominees for each election of directors;

•	Develops and recommends to the Board criteria for selecting qualified director candidates in the context of the current make-up of the Board;

•	Considers any nominations of director candidates validly made by our stockholders;

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•	Reviews committee structures and compositions and recommends to the Board concerning qualifications, appointment and removal of committee members;

•	Develops, recommends for approval by the Board and reviews on an ongoing basis the adequacy of the corporate governance principles applicable us;

•	Develops and recommends to the Board our Corporate Governance Guidelines;

•	Reviews, on a periodic basis, the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to the Board;

•	Oversees compliance with our Corporate Governance Guidelines and reports on such compliance to the Board;

•	Assists the Board in the evaluation of the Board and each committee; and

•	Periodically reviews the scope of responsibilities of the Governance Committee and the committee’s performance of its duties.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is a current or former officer or employee of our company or had any relationship with our company requiring disclosure, except for Saria Tseng, who serves as Vice President of Strategic Corporate Development, General Counsel and Secretary of Monolithic Power Systems, Inc., a fabless manufacturer of high-performance analog and mixed-signal semiconductors (“MPS”), with which we have engaged in certain transactions. See “Certain Relationships and Related Transactions and Director Independence-Transactions with Monolithic Power Systems.” In addition, during each of fiscal years 2019 and 2018, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers who served on our Board of Directors or Compensation Committee. Saria Tseng, Hweng (Fred) Tsai and Sherman Tuan served on the Compensation Committee during each of fiscal years 2019 and 2018.

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PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2020 by:

•	Each of the named executive officers during fiscal year 2019;

•	Each of our directors;

•	All directors and executive officers as a group; and

•	All persons known to us beneficially own 5% or more of our outstanding common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding (3)
Executive Officers and Directors:
Charles Liang (4)	8,307,360	15.8%
Kevin Bauer (5)	64,819	*
Don Clegg (6)	48,447	*
George Kao (7)	25,126	*
David Weigand (8)	13,445	*
Michael S. McAndrews (9)	27,000	*
Hwei-Ming (Fred) Tsai (10)	287,000	*
Saria Tseng (11)	20,250	*
Sherman Tuan (12)	40,437	*
Sara Liu (13)	8,307,360	15.8%
Tally Liu	—	*
Daniel Fairfax	—	*
All directors and executive officers as a group (13 persons) (14)	8,851,411	16.7%
5% Holders Not Listed Above:
Empyrean (15)	2,759,821	5.3%
Oaktree Capital Management LP (16)	3,469,505	6.7%
Disciplined Growth Investors, Inc. (17)	5,095,039	9.8%
______________

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock

(1)
Except as otherwise indicated, to our knowledge the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws applicable and to the information contained in the footnotes to this table.

(2)	Under the SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or RSUs subject to vesting.

(3)
Calculated on the basis of 51,915,646 shares of common stock outstanding as of March 31, 2020, provided that any additional shares of Common Stock that a stockholder has the right to acquire within 60 days after March 31, 2020 are deemed to be outstanding for the purposes of calculating that stockholder’s percentage of beneficial ownership.

(4)
Includes 650,530 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020. Also includes 3,175,002 shares jointly held by Mr. Liang and Sara Liu, his spouse, 389,341 shares held directly by Ms. Liu and 61,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020. See footnote 13. Does not include PRSUs that are subject to vesting to the extent that performance objectives are not achieved.

(5)	Includes 56,874 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and 937 RSUs that vest within 60 days after March 31, 2020.

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(6)	Includes 41,770 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and 436 RSUs that vest within 60 days after March 31, 2020.

(7)	Includes 19,727 shares issuable upon the exercise of options exercisable or within 60 days after March 31, 2020 and 375 RSUs that vest within 60 days after March 31, 2020.

(8)	Includes 10,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020 and 625 RSUs that vest within 60 days after March 31, 2020.

(9)	Includes 27,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(10)	Includes 35,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(11)	Includes 20,250 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(12)	Includes 35,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(13)
Includes 61,000 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020. Also includes 3,175,002 shares jointly held by Ms. Liu and Mr. Liang, her spouse, 4,026,102 shares held by Charles Liang, Ms. Liu’s spouse and 650,530 shares issuable upon the exercise of options within 60 days after March 31, 2020. See footnote 4.

(14)	Includes 975,248 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2020.

(15)
The information is with respect to the holdings of Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), P EMP Ltd. ("P EMP" and collectively with ECOMF, the "Empyrean Clients"), Empyrean Capital Partners, LP ("ECP") and Mr. Amos Meron (collectively, Empyrean”), and is based solely on the Schedule 13G filed on January 3, 2020. ECP serves as investment manager to the Empyrean Clients with respect to the common stock directly held by the Empyrean Clients. Mr. Amos Meron, serves as the managing member of Empyrean Capital, LLC, the general partner of ECP, with respect to the common stock directly held by the Empyrean Clients. ECOMF has shared voting and dispositive power with respect to 2,679,893 shares. P EMP has shared voting and dispositive power with respect to 79,928 shares. ECP has shared voting and dispositive power with respect to 2,759,821 shares. Amos Meron has shared voting and dispositive power with respect to 2,759,821 shares. The address for the reporting persons is 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(16)
The information is based solely on the Schedule 13D filed on March 19, 2020. The information is with respect to Oaktree Value Equity Fund, L.P. , a Cayman Islands exempted limited partnership (“VEF”), in its capacity as the direct owner of 3,469,505 shares of our common stock; Oaktree Value Equity Fund GP, L.P., a Cayman Islands exempted limited partnership (“VEF GP”), in its capacity as the general partner of VEF; Oaktree Value Equity Fund GP Ltd., a Cayman Islands exempted company (“VEF Ltd.”), in its capacity as the general partner of VEF GP; Oaktree Capital Management, L.P., a Delaware limited partnership (“Management”), in its capacity as the sole director of VEF Ltd.; Oaktree Capital Management GP, LLC, a Delaware limited liability company (“Management GP”), in its capacity as the general partner of Management; Atlas OCM Holdings, LLC, a Delaware limited liability company (“Atlas”), in its capacity as the sole managing member of Management GP; Oaktree Fund GP I, L.P., a Delaware limited partnership (“GP I”), in its capacity as sole shareholder of VEF Ltd.; Oaktree Capital I, L.P., a Delaware limited partnership (“Capital I”), in its capacity as the general partner of GP I; OCM Holdings I, LLC, a Delaware limited liability company (“Holdings I”), in its capacity as the general partner of Capital I; Oaktree Holdings, LLC, a Delaware limited liability company (“Holdings”) in its capacity as the managing member of Holdings I; Oaktree Capital Group, LLC, a Delaware limited liability company (“OCG”), in its capacity as the managing member of Holdings; Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company, in its capacity as the indirect owner of the class B units of each of OCG and Atlas; Brookfield Asset Management Inc., a Canadian corporation (“BAM”), in its capacity as the indirect owner of the class A units of each of OCG and Atlas; and Partners Limited, a Canadian corporation (“Partners”), in its capacity as the sole owner of Class B Limited Voting Shares of BAM. The address for each reporting person is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(17)	The information is based solely on the Schedule 13F filed on February 14, 2020. The address for the reporting person is 150 S. Fifth St. Suite 2550, Minneapolis, MC 55402.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
In this section we provide an explanation and analysis of the material elements of the compensation provided to our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers who were serving as executive officers at the end of our fiscal year 2019 (collectively referred to as our “named executive officers”).
Our named executive officers and their positions during fiscal year 2019 were:

Charles Liang	President, Chief Executive Officer and Chairman of the Board;
Kevin Bauer	Senior Vice President, Chief Financial Officer;
Don Clegg	Senior Vice President, Worldwide Sales;
George Kao	Senior Vice President, Operations; and
David Weigand	Senior Vice President, Chief Compliance Officer.

Process Overview
The Compensation Committee of the Board discharges the Board’s responsibilities relating to compensation of all of our executive officers. During fiscal year 2019, the Compensation Committee was comprised of three non-employee directors, all of whom are independent pursuant to the applicable listing rules of NASDAQ and Rule 16b-3 under the Exchange Act.
The agenda for meetings is determined by the Chair of the Compensation Committee with the assistance of our Chief Financial Officer. Committee meetings are regularly attended by our Chief Financial Officer and our General Counsel. However, neither our Chief Financial Officer nor our General Counsel attends the portion of meetings during which his own performance or compensation is being discussed. Our Chief Financial Officer and General Counsel support the Compensation Committee in its work by providing information relating to our financial plans and certain personnel-related data. In addition, the Compensation Committee has the authority under its charter to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. As part of making an overall assessment of each named executive officer’s role and performance, and structuring our compensation programs for fiscal year 2019, the Compensation Committee reviewed recommendations of our Chief Executive Officer, as well as publicly available peer group compensation data and data compiled by our independent compensation consultants.
Compensation Philosophy and Objectives
Our executive compensation philosophy is to link the named executive officers’ compensation to, and reward, corporate performance. The base salaries, quarterly bonuses and equity award grants for the named executive officers are determined in part by the Compensation Committee reviewing data on prevailing compensation practices of comparable technology companies with whom we compete for executive talent, and generally evaluating such information in connection with our corporate goals and compensation practices, all as further described below. In general, our compensation philosophy has been unchanged over the last several years, and one key objective of our executive compensation program is to responsibly drive long-term stockholder value.
During fiscal year 2018, however, in order to take another step in linking executive pay to performance, our Compensation Committee decided that a significant portion of our Chief Executive Officer’s periodic long-term equity award should be in the form of performance-based restricted stock units (“PRSUs”). In general, PRSUs represent an opportunity to earn a defined number of shares of our common stock if we and/or the recipient achieve pre-set performance goals over time. PRSUs generally encourage long-term commitment to the company and commitment to performance that is designed to boost long-term company results. Mr. Liang received two PRSU grants in fiscal year 2018 that are further described below: one grant with a performance period of one year, running from July 1, 2017 to June 30, 2018; and a second grant with a performance period of two years, running from July 1, 2017 to June 30, 2019. The Compensation Committee currently plans to expand its use of performance-based equity awards like PRSUs in future long-term equity awards to named executive officers in order to more tightly link the investment interests of our stockholders to the compensation interests of our senior executive leaders.
The Compensation Committee considers various sources of comparative data when determining executive compensation levels, including compensation data from a sample of public companies assembled for the Compensation Committee by Radford, an Aon Hewitt company (“Radford”). For fiscal year 2019 compensation decisions, the sample public companies consisted of the following:

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Ciena Corp	Infinera Corporation
Cray, Inc.	Juniper Networks, Inc.
Diebold Nixdorf, Inc.	NetApp, Inc.
Extreme Networks, Inc.	NETGEAR, Inc.
F5 Networks, Inc.	Plexus Corp.

In selecting the companies for inclusion in the sample, the following factors were considered: industry comparability, net revenues, operating income, market capitalization and whether the company may compete against us for executive talent. These companies ranged in annual revenue from approximately $455.9 million to $6.1 billion for fiscal year 2019. These companies also ranged in operating income (loss) from approximately $1.2 billion to $(362.9) million for fiscal year 2019. For fiscal year 2019, our net sales were $3.5 billion and our operating income was $97.2 million.
The Compensation Committee does not benchmark compensation based upon the sample companies reviewed nor does the Compensation Committee employ any other formulaic process in making compensation decisions. Rather, the Compensation Committee uses its subjective judgment based upon a review of all information, including an annual review for each officer of his or her level of responsibility and contributions to our financial results and our overall performance. The Compensation Committee’s generalized assessment of these factors influences named executive officer compensation, and this information is not weighted in any specific manner. The Compensation Committee then uses comparative compensation data as a market check on its compensation decisions. Recognizing that over-reliance on external comparisons can be of concern, the Compensation Committee uses external comparisons as only one point of reference and is mindful of the value and limitations of comparative data.
For fiscal year 2019, the compensation paid to several of our named executive officers, including our Chief Executive Officer, was significantly below median compensation levels for similar positions at comparable companies. The Compensation Committee was comfortable with this outcome in light of the level of stock ownership held by such persons, particularly our CEO. Recently, to induce new executives to join our company, we have utilized fixed bonuses until such time as we establish a more formal short-term bonus program. In the future, we may need to increase our recruiting of new executives from outside of our company. This in turn may require us to pay higher or different forms of compensation.
Finally, we believe that creating stockholder value requires not only managerial talent but active and unified participation by all employees. In recognition of this belief, we try to maximize corporate performance by limiting the number of compensation arrangements that are distinct or exclusive to one or just a small subset of our named executive officers. We currently provide base salary, quarterly incentive bonus opportunities and long-term equity incentive compensation to a substantial number of our domestic and international employees, in addition to our named executive officers.
Additional Information on the Compensation Committee’s Compensation Consultant
For fiscal year 2019, the Compensation Committee directly engaged Radford to assist it in obtaining and reviewing information relevant to named executive officer compensation decisions. The independence and performance of Radford are of the utmost importance to the Compensation Committee. In fiscal year 2019, after Radford had advised the Compensation Committee regarding executive officer compensation decisions, our management commissioned Radford to provide additional services to management for similar compensation studies to evaluate certain components of total compensation for our employees generally. The Compensation Committee has assessed the independence of Radford in the light of all relevant factors, including the additional services and other factors required by the SEC, that could give rise to a potential conflict of interest with respect to Radford during fiscal year 2019. Based on these reviews and assessments, the Compensation Committee did not identify any conflicts of interest raised by the work performed by Radford.
The Role of the Most Recent Stockholder Say-on-Pay Vote
The Compensation Committee, with the entire Board, and our management value the opinions of our stockholders. At our last annual meeting of stockholders, which was held on March 1, 2017, we provided our stockholders the opportunity to vote to approve, on an annual advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for our annual meeting held on March 1, 2017. At the meeting, stockholders representing over 99% of the stock present and entitled to vote on this “say-on-pay” proposal approved the compensation of our named executive officers. Although the say-on-pay vote was non-binding, the Compensation Committee has considered, and expects to continue to consider, the outcome of the vote when making future compensation decisions for our named executive officers. In determining named executive officer compensation for fiscal year 2019, our Compensation Committee considered the strong support expressed by our stockholders at the annual meeting held on March 1, 2017 in the say-on-pay vote as one factor in deciding that our compensation policies and procedures for fiscal year 2019 should largely remain consistent with our policies and procedures in prior years. Further, the feedback that

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we did receive from engagement with stockholders during 2019, coupled with our 2017 say-on-pay vote results, has indicated to us that our overall executive compensation program design is generally supported by our stockholders.
Role of Executive Officers in the Compensation Process
Each year, management provides recommendations to the Compensation Committee regarding compensation program design and evaluations of executive and company performance. In particular, in fiscal year 2019, our Chief Executive Officer and Chief Financial Officer provided the Compensation Committee with their views on the appropriate company performance considerations for use in our short-term and long-term incentive programs. Management’s input was provided based on its view of investor expectations and our operating plans and financial goals. At the end of fiscal year 2019, our Chief Executive Officer provided the Compensation Committee with his views of the nature and extent of our performance against expectations. Finally, our Chief Executive Officer also provided the Compensation Committee with regular performance evaluations of the other named executive officers, including his views as to their impact on strategic initiatives and organizational goals, as well as their functional expertise and leadership. In fiscal year 2019, the Compensation Committee also had access to the comparative compensation data discussed above, which was furnished by Radford. While the Compensation Committee carefully considers all recommendations made by members of management, ultimate authority for all compensation decisions regarding our named executive officers rests with the Compensation Committee and the Board.
Fiscal Year 2019 Named Executive Officer Compensation Components
For fiscal year 2019, the principal components of compensation for our named executive officers were:

•	Base salary;

•	Bonuses; and

•	Equity-based incentive compensation consisting of grants of stock options and/or time-based restricted stock units (“RSUs”) to certain named executive officers.
Base Salary. We pay base salaries to our named executive officers to provide them with a base level of fixed income for services rendered to us. Base salaries for our named executive officers other than the Chief Executive Officer are determined annually by the Compensation Committee based upon recommendations by our Chief Executive Officer, taking into account factors such as salary norms in comparable companies and publicly available data regarding compensation increases in our industry, subjective assessments of the nature of the officers’ positions and an annual review of the contribution, expertise and experience of each executive officer. For the Chief Executive Officer, the Compensation Committee considers substantially the same type of information, as well as our overall size in terms of annual revenue, scale and, number of employees and the Chief Executive Officer’s overall stock ownership.
We did not file our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “2017 10-K”) until May 17, 2019. This was due to a number of matters, including what we previously identified as certain material weaknesses in our internal control over financial reporting. Consequently, in determining base salaries for fiscal year 2019, the Compensation Committee decided to maintain all named executive officer base salaries at fiscal year 2018 levels because the Compensation Committee believed it was not appropriate to change base salaries at a time when we were still in the process of completing our review and analysis of the matters that led to the delay in filing the 2017 10-K.

Name	Principal Position During Fiscal Year 2019	Fiscal Year 2018 Base Salary Rate	Fiscal Year 2019 Base Salary Rate	Base Salary % Change
Charles Liang	President, Chief Executive Officer and Chairman of the Board	$365,160	$365,160	—%
Kevin Bauer	Senior Vice President, Chief Financial Officer	$329,600	$329,600	—%
Don Clegg	Senior Vice President, Worldwide Sales	$320,000	$320,000	—%
George Kao	Senior Vice President, Operations	$301,600	$301,600	—%
David Weigand	Senior Vice President, Chief Compliance Officer	$270,000	$270,000	—%

Short-term bonuses. We did not pay short-term bonuses to our Chief Executive Officer or to our Senior Vice President and Co-Founder in fiscal year 2019. With respect to our other named executive officers, we have individualized short-term cash bonus

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arrangements. In some cases, these arrangements pre-date the time that these individuals became named executive officers, and in other cases, the arrangements were negotiated at the time the individual was hired or was designated as named executive officer. In some cases, these arrangements provide for fixed bonus payments and in other cases these arrangements provide for variable bonus payments or a hybrid thereof.
Equity-Based Incentive Compensation. Stock options and other equity-based awards are an important component of the total compensation of our named executive officers. We believe that equity-based awards align the interests of each named executive officer with those of our stockholders. They also provide named executive officers a significant, long-term interest in our success and help retain key named executive officers in a competitive market for executive talent. The Super Micro Computer, Inc. 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”) authorizes the Compensation Committee to grant stock options and other equity-based awards to eligible named executive officers. The number of shares owned by, or subject to equity-based awards held by, each named executive officer is periodically reviewed and additional awards are considered based upon a generalized assessment of past performance, expected future performance and the relative holdings of other executive officers. The Compensation Committee has historically granted equity awards to employees on a two-year cycle. Upon approval by our stockholders of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Plan”), included as Proposal No. 4 in this Proxy Statement, while outstanding awards issued under the 2016 Equity Incentive Plan will continue to be governed by that plan, no new grants will be permitted to be made under the 2016 Equity Incentive Plan and we will make all future equity awards out of the 2020 Plan. If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the 2016 Equity Incentive Plan will remain in effect. If additional shares are not authorized for use in equity awards under the 2020 Plan, the Compensation Committee expects that cash incentives might be used in lieu of equity compensation.
Due to the fact that we failed to file our 2017 10-K by its due date, as described above, the effectiveness of our registration statement on Form S-8 covering equity awards under our 2016 Equity Incentive Plan was suspended. It remained suspended until December 20, 2019, the date on which we had completed filing all of our delinquent quarterly and annual reports with the SEC. The effectiveness of our registration statement on Form S-8 was then revived. The Compensation Committee refrained from making equity awards to our named executive officers during the period of time when our registration statement on Form S-8 was not effective. The equity grants to named executive officers described below were all made either (i) at a time when our registration statement on Form S-8 was still effective or (ii) to individuals who had not been designated by the Board as executive officers at the time of grant, but who were, later in the same fiscal year, designated as executive officers by the Board.
Fiscal Year 2019 Grants
For fiscal year 2019, the Compensation Committee determined to provide certain named executive officers with grants of stock options and/or time-based RSUs. In particular, the Compensation Committee determined to provide the following awards:

	Type of Award	Quantity (at Target) of Award	Rationale for Providing (or Not Providing) the Award
Charles Liang	• N/A	• N/A	• Registration statement on Form S-8 not effective
Kevin Bauer	• N/A	• N/A	• Registration statement on Form S-8 not effective
Don Clegg	• Stock options • RSUs	• 20,000 • 6,000	• Normal refresh grant when not an executive officer • Normal refresh grant when not an executive officer
George Kao	• Stock options	• 5,940	• Normal refresh grant when not an executive officer
David Weigand	• Stock options • RSUs	• 20,000 • 10,000	• Initial hire grant; not yet an executive officer • Initial hire grant; not yet an executive officer

Stock Options. In general, for fiscal year 2019, the Compensation Committee used stock options to directly align the compensation interests of participating named executive officers with the investment interests of our stockholders. The stock options described above for Messrs. Clegg and Weigand were granted on July 31, 2018 with a 10-year term and an exercise price equal to the closing market price of our common stock on the grant date ($22.10 per share). The stock options described above for Mr. Kao were granted on October 30, 2018 with a 10-year term and an exercise price equal to the closing market price of our common stock on the grant date ($13.00 per share). These stock options vested as to 25% of the award on May 1, 2019, October 30, 2019 and April 30, 2019 for Messrs. Clegg, Kao and Weigand, respectively, and generally vested (or vest) as to 1/16th of the award per quarter after the first vesting date (fully vested by May 1, 2022, April 30, 2022 and October 30, 2022, respectively). The Compensation Committee provided for these vesting schedules in accordance with our company’s standard practice, which the Compensation Committee believes is common among the companies with whom we compete for talent. The Compensation Committee determined the particular size of the stock option grants for these named executive officers based on our company’s normal refresh grant practices (for Messrs. Clegg and Kao) or the amounts agreed upon at the time of hire (for Mr. Weigand).

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RSUs. In general, for fiscal year 2019, RSUs represented the right to receive a defined number of shares of our common stock after completing a period of service established at the grant date, and encourage long-term commitment to the company. Messrs. Clegg and Weigand’s RSUs vested as to 25% of the award on May 16, 2019 and generally vested (or vest) as to 1/16th of the award per quarter after the first vesting date (fully vested by May 16, 2022). The Compensation Committee determined the particular size of the RSU awards for these individuals based on our company’s normal refresh grant practices (for Messrs. Clegg and Kao) or the amounts agreed upon at the time of hire (for Mr. Weigand).
Results for Certain Fiscal Year 2018 Grants
PRSUs. During fiscal year 2018, in order to take another step in linking executive pay to performance, our Compensation Committee decided that a significant portion of our Chief Executive Officer’s periodic long-term equity award should be in the form of PRSUs. In general, PRSUs represent an opportunity to earn a defined number of shares of our common stock if we and/or the recipient achieve pre-set performance goals over time. PRSUs generally encourage long-term commitment to the company and commitment to performance that is designed to boost long-term company results. Mr. Liang received two PRSU grants in fiscal year 2018: one grant with a performance period of one year, running from July 1, 2017 to June 30, 2018; and a second grant with a performance period of two years, running from July 1, 2017 to June 30, 2019. The rationale for the two separate grants was to have two different performance metrics on which Mr. Liang should focus: revenue growth in fiscal year 2018 (for the first PRSU) and non-GAAP operating margin for fiscal years 2018 and 2019 (for the second PRSU). During fiscal 2018, Mr. Liang was also granted an option for 130,000 shares with time-based vesting.
The first PRSU provided for 60,000 RSUs at target, with the opportunity to earn from zero to as many as 120,000 RSUs based on revenue growth in fiscal year 2018 over fiscal year 2017, as reflected in our audited financial statements; provided that if non-GAAP operating margin was not at least 3.5%, no RSUs would be earned, regardless of growth. Our company exceeded the revenue growth target for earning the maximum number of units for fiscal year 2018, so that Mr. Liang earned 120,000 RSUs. The second PRSU also provided for 60,000 RSUs at target (specified average non-GAAP operating margin over the two-year period comprised of fiscal years 2018 and 2019), as reflected in our audited financial statements and a defined calculation of adjustments from the GAAP financial statement to reach the non-GAAP operating margin. 60,000 units was the maximum number that could be earned under the second PRSU. Our company did not achieve the minimum average non-GAAP operating margin specified for fiscal years 2018 and 2019, so none of the units under the second PRSU were earned, and the PRSU expired. The Compensation Committee did not apply any discretion in determining whether the performance metrics had been met, nor did it adjust the metrics after they had been established.
In addition to their performance-based conditions, the earned PRSUs are subject to service-based vesting as follows: one-half of the earned award vested on the final day of its performance period; the remaining portion of the one-year PRSUs then is vesting on the last day of each of the company’s next 10 fiscal quarters.
The Compensation Committee determined the particular size of PRSU grants for Mr. Liang based on its subjective judgment of the appropriate size for these PRSU grants (when coupled with the option grants to Mr. Liang in fiscal year 2018) needed to provide appropriate incentive for Mr. Liang to continue to lead the company into the future and to focus on the specific performance metrics associated with each PRSU grant.
Stock Ownership Guidelines
Other than as discussed below under “Stock Retention Policy,” we currently do not require our directors or executive officers to own a particular amount of our common stock. The Compensation Committee is satisfied that stock and option holdings among our directors and named executive officers has historically been sufficient to provide motivation and to align this group’s interests with those of our stockholders. We were not able to make equity awards to our Board members during the time the effectiveness of our registration statement on Form S-8 was suspended from October 2017 until December 20, 2019. In March 2020, the Board approved the grant of equity awards to our directors consistent with our compensation policy. The Compensation Committee believes that, with these awards, the stock and stock option holdings of our directors align their interests with the interests of our stockholders. Our insider trading policy prohibits any of our directors, executive officers, employees or contractors from engaging in any transactions in publicly-traded options, such as puts and calls, and other derivative securities, including any hedging or similar transaction, with respect to our common stock.
Stock Retention Policy
We have adopted a stock retention policy which requires that our Chief Executive Officer hold a significant portion of the shares of our common stock acquired under our equity incentive plan for at least 36 months. Under the policy, the Chief Executive Officer must retain at least 50% of all “net” shares received (“net” shares means those shares remaining after the sale or withholding

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of shares in payment of the exercise price, if applicable, and withholding taxes) for at least 36 months following the date on which an equity award is vested, settled or exercised, as applicable.
Recoupment Policy
We established a recoupment policy that is applicable to our named executive officers. Under the recoupment policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Compensation Committee shall be entitled to recover from any current or former executive officer any excess incentive-based compensation received by such person during the three-year period prior to the date on which we are required to prepare the restatement. This recoupment policy applies to both equity-based and cash-based incentive compensation awards. The “excess incentive-based compensation” is the difference between the actual amount that was paid, and the amount that would have been paid under the restated financial results.
Certain consolidated financial statements included in our 2017 10-K were subsequently restated. Our Compensation Committee has reviewed whether any of our executive officers or former executive officers received excess incentive-based compensation. The committee concluded that no executive officer or former executive officer received excess incentive-based compensation and, accordingly, determined not to pursue any potential recoupment from any executive officer or former executive officer. Since the restatement of such financial statements, nothing has occurred that has required our further assessment of whether our recoupment policy has been triggered.
Other Benefits
Health and Welfare Benefits. Our named executive officers receive the same health and welfare benefits as are offered to our other employees, including medical, dental, vision, life, accidental death and dismemberment and disability insurance coverage, flexible spending account participation and holiday pay. The same contribution amounts, percentages and plan design provisions are applicable to all employees. We offer these health and welfare benefits generally to help provide a competitive compensation package to employees to assist with the attraction, hiring and retention of employees.
Retirement Program. Our named executive officers may participate in the same tax-qualified, employee-funded 401(k) plan that is offered to all our other employees. We do not maintain a supplemental executive retirement plan, nor do we offer any defined benefit retirement plans or other defined contribution plans to our named executive officers. We offer these retirement program benefits generally to help provide a competitive compensation package to employees to assist with the attraction, hiring and retention of employees.
Perquisites. We do not provide perquisites or personal benefits to any of our named executive officers.
Employment Arrangements, Severance and Change of Control Benefits. We have not entered into employment agreements with any of our named executive officers. Each of Messrs. Bauer, Clegg, Kao and Weigand currently has a signed offer letter which provides for at-will employment. Each such offer letter provides for an initial base salary rate, an initial stock option grant and rights to participate in our employee benefit plans as described above. We do not have any written employment arrangements with Mr. Liang. We do not have any arrangements with any of our named executive officers that provide for any severance or other benefits in the event of termination or change of control of our company.
Tax and Accounting Treatment of Compensation. In our review and establishment of named executive officer compensation programs and payments, we consider, but do not place substantial emphasis on, the anticipated accounting and tax treatment of our compensation programs to us and our named executive officers. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders.
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally limits a company’s ability to deduct for tax purposes compensation in excess of $1.0 million paid in any single tax year to certain executive officers (and, beginning in 2018, certain former executive officers). Prior to 2017 tax reform legislation, compensation deemed to be performance-based in accordance with Section 162(m) could be exempt from this $1.0 million limitation, and compensation paid to the Chief Financial Officer was not subject to the deductibility limitation of Section 162(m). After the 2017 tax reform legislation, this performance-based exception no longer applies, except for the performance-based compensation that is grandfathered; and compensation paid to the Chief Financial Officer is subject to the deductibility limitation of Section 162(m). This legislation change did not have material impact to the Company for fiscal year 2019. The future impact is dependent on the future stock value of the Company. We continue to evaluate the impact of the 2017 tax reform legislation and related guidance and regulations for their potential impact on our company. Regardless of that impact, however, we will continue to design and maintain executive compensation arrangements that we believe will attract and retain the executive talent that we need to compete successfully, even

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if in certain cases such compensation is not deductible for federal income tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m), as in effect prior to 2018, will in fact be deductible.
We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock-Compensation (“ASC Topic 718”), which requires us to estimate and record expenses for each award of equity compensation over the service period of the award.
We intend that our plans, arrangements and agreements will be structured and administered in a manner that complies with (or is exempt from) the requirements of Section 409A of the Code. Participation in, and compensation paid under, our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A. If our plans, arrangements and agreements as administered fail to meet certain requirements under or exemptions from Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.
2020 Compensation
Although our fiscal year 2020 will not conclude until June 30, 2020, we include here some information about compensation decisions our Board of Directors, with the benefit of feedback from our largest institutional stockholders, has made for fiscal 2020 with respect to our CEO, Charles Liang. During the third quarter of fiscal 2020, after the Company was again current in filing its annual and quarterly reports with the SEC and the Company’s common stock had been re-listed on the NASDAQ Global Select Market, the Board of Directors implemented a broad-based cash award program covering approximately 75% of the Company’s employees, including Mr. Liang, both to recognize the continued service of these employees during the time that the Company was not current in its annual and quarterly reports with the SEC and to provide incentives for their future performance. Mr. Liang’s award under this program was approximately $8.076 million, which can be earned only if the Company’s common stock trades at average prices of $31.61 and $32.99 (which levels are approximately 49% and 55%, respectively, above the Company’s common stock’s closing price on March 31, 2020). More detail on this grant can be found in the Company’s Current Report on Form 8-K filed on March 10, 2020. In making this award, the Board of Directors took into consideration the views expressed by certain large stockholders of the Company, particularly a desire for the Company to use cash rather than shares for such an award and the character of the performance metrics that must be achieved to earn this award, thus further aligning Mr. Liang’s interests with those of the Company’s stockholders.
Summary
The Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our named executive officers’ interests with those of our stockholders. The Committee also believes that the compensation of our named executive officers is both appropriate and responsive to the goal of building stockholder value.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.
This report has been furnished by the Compensation Committee.
Sherman Tuan, Chair
Hwei-Ming (Fred) Tsai
Saria Tseng

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Fiscal Year 2019 Summary Compensation Table
The following table sets forth information concerning the reportable compensation for our named executive officers for the fiscal years ended 2019, 2018 and 2017, as applicable.
FISCAL YEAR 2019 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles Liang	2019	$386,212	$ —	$ —	$ —	$ —	$ —	$ —	$386,212
President, Chief Executive Officer and Chairman of the Board	2018	386,212	—	3,252,000	1,644,005	—	—	—	5,282,217
	2017	386,212	650	—	—	—	—	—	386,862

Kevin Bauer	2019	340,356	80,004	—	—	—	—	—	420,360
Senior Vice President and Chief Financial Officer	2018	328,000	80,304	—	—	—	—	—	408,304
	2017	150,360	40,002	426,750	1,045,600	—	—	—	1,662,712

Don Clegg	2019	336,910	146,419	132,600	215,600	—	—	—	831,529
Senior Vice President	2018	279,041	17,275	—	—	—	—	—	296,316
	2017	264,062	7,123	19,924	37,150	—	—	—	328,259

George Kao	2019	305,060	4,262	—	39,323	—	—	—	348,645
Senior Vice President, Operations	2018	299,667	3,016	161,700	252,924	—	—	—	717,307
	2017	208,763	20,650	—	—	—	—	—	229,413

David Weigand	2019	270,000	48,921	221,000	215,600	—	—	—	755,521
Senior Vice President, Chief Compliance Officer	2018	46,038	15,000	—	—	—	—	—	61,038
	2017	—	—	—	—	—	—	—	—
______________

(1)	Amounts disclosed under “Salary” for fiscal year 2019 includes leave pay earned by the named executive officers for fiscal year 2019.

(2)
Amounts disclosed under “Bonus” for fiscal year 2019 reflect primarily fixed amounts per the terms of employment offer letters (as described above in the “Compensation Discussion and Analysis” under “Employment Arrangements, Severance and Change of Control Benefits”) or upon promotion, quarterly profit sharing and/or our sales bonus program.

(3)
Amounts disclosed for fiscal year 2019 represent the grant date fair value of RSU awards granted during fiscal year 2019 calculated in accordance with ASC Topic 718 and are based on the closing market price of our common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Part II, Item 8, “Financial Statements and Supplementary Data”, and Part II, Item 8, Note 13 “Stock-based Compensation and Stockholders’ Equity”, to our consolidated financial statements for fiscal year 2019 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (our “2019 Form 10-K”).

(4)
Amounts disclosed for fiscal year 2019 represent the grant date fair value of each stock option award granted during fiscal year 2019 calculated in accordance with ASC Topic 718, using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in Part II, Item 8, “Financial Statements and Supplementary Data”, and Part II, Item 8, Note 13 “Stock-based Compensation and Stockholders’ Equity”, to our consolidated financial statements for fiscal year 2019 included in our 2019 Form 10-K.

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Fiscal Year 2019 Grants of Plan-Based Awards
The following table provides information concerning all plan-based awards granted during fiscal year 2019 to each of our named executive officers.
FISCAL YEAR 2019 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Charles Liang	—	—		—		$ —	$ —
Kevin Bauer	—	—		—		—	—
Don Clegg	7/31/2018	6,000	(2)	—		—	132,600
	7/31/2018	—		20,000	(3)	22.10	215,600
George Kao	10/30/2018	—		5,940	(4)	13.00	39,323
David Weigand	7/31/2018	—		20,000	(5)	22.10	215,600
	7/31/2018	10,000	(6)	—		—	221,000
______________

(1)	Represents the fair value of the stock options and RSU awards as of the date of grant, computed in accordance with ASC Topic 718.

(2)	This RSU award vested at the rate of 25% on May 16, 2019 and generally vested (or will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 16, 2022.

(3)
This stock option grant vested at the rate of 25% on May 1, 2019 and generally vested (or will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on May 1, 2022.

(4)
This stock option grant vested at the rate of 25% on October 30, 2019 and generally will vest at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 30, 2022.

(5)
This stock option grant vested at the rate of 25% on April 30, 2019 and generally vested (or will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on April 30, 2022.

(6)	This RSU award vested at the rate of 25% on May 16, 2019 and generally vested (or will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 16, 2022.
Grants made in fiscal year 2019 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the terms of the employment arrangements, if applicable, and the amounts payable pursuant to the employment arrangements, in effect with our named executive officers during fiscal year 2019 is provided under the “Employment Arrangements, Severance and Change of Control Benefits” section of this Proxy Statement.

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Outstanding Equity Awards at 2019 Fiscal Year-End
The following table provides information concerning the outstanding equity-based awards as of June 30, 2019, held by our named executive officers.
OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Charles Liang	132,000		—		$18.59	4/25/2021	—		—
	231,260		—		20.70	1/21/2023	—		—
	166,750		—		35.07	1/19/2025	—		—
	85,763	(2)	44,237	(2)	26.95	8/2/2027	—		—
	—		—		—	—	36,000	(3)	$696,600
Kevin Bauer	4,516	(4)	3,514	(4)	28.45	1/25/2027	—		—
	12,357	(5)	9,613	(5)	28.45	1/25/2027	—		—
	3,600	(6)	4,400	(6)	28.45	1/25/2027	—		—
	18,900	(7)	23,100	(7)	28.45	1/25/2027	—		—
	—		—		—	—	6,563	(8)	$126,994
Don Clegg	14,970		—		13.61	8/2/2020	—		—
	6,800		—		12.50	8/6/2022	—		—
	6,000		—		26.75	8/4/2024	—		—
	3,000	(9)	1,000	(9)	20.54	8/3/2026	—		—
	2,396	(10)	12,283	(10)	22.10	7/31/2028	—		—
	2,604	(11)	2,717	(11)	22.10	7/31/2028	—		—
	—		—		—	—	243	(12)	$4,702
	—		—		—	—	4,500	(13)	$87,075
George Kao	9,275		5,565	(14)	26.95	8/2/2027	—		—
	3,225		1,935	(15)	26.95	8/2/2027	—		—
	—		2,972	(16)	13.00	10/30/2028	—		—
	—		2,968	(17)	13.00	10/30/2028	—		—
	—		—		—	—	2,250	(18)	$43,538
David Weigand	3,016		13,056	(19)	22.10	7/31/2028	—		—
	1,984		1,944	(20)	22.10	7/31/2028	—		—
	—		—		—	—	7,500	(21)	$145,125
______________

(1)
Represents the closing stock price per share of our common stock as of June 30, 2019 ($19.35) multiplied by the number of shares underlying RSUs that had not vested or that were unearned as of June 30, 2019.

(2)
These nonqualified stock options vested at the rate of 12.5% on August 2, 2017 and generally vested (or will vest) at a rate of 1/36th per month thereafter, such that the granted options will be fully vested on August 2, 2020.

(3)
These RSUs were originally granted as PRSUs and were earned based on performance during fiscal year 2018 at a rate of 200% of the target number of PRSUs (a total of 120,000 PRSUs for this award). 50% of the earned PRSUs (60,000) vested on June 30, 2018 and the remainder of the earned PRSUs (60,000) will vest ratably over the following ten fiscal quarters based on Mr. Liang’s continued employment with the Company. As of June 30, 2019, an additional 24,000 PRSUs had vested, leaving 36,000 unvested PRSUs.

(4)
These incentive stock options vested at the rate of 25% on January 11, 2018 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on January 11, 2021.

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(5)
These nonqualified stock options vested at the rate of 25% on January 11, 2018 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on January 11, 2021.

(6)
These nonqualified stock options vested at the rate of 20% on January 11, 2018 and vested (or generally will vest) at a rate of 1/20th per quarter thereafter, such that the granted options will be fully vested on January 11, 2022.

(7)
These nonqualified stock options vested at the rate of 20% on January 11, 2018 and vested (or generally will vest) at a rate of 1/20th per quarter thereafter, such that the granted options will be fully vested on January 11, 2022.

(8)	These RSUs vested at the rate of 25% on February 16, 2018 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on February 16, 2021.

(9)
These incentive stock options vested at the rate of 25% on April 17, 2017 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on April 17, 2020.

(10)
These incentive stock options vested at the rate of 25% on May 1, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on May 1, 2022.

(11)
These nonqualified stock options vested at the rate of 25% on May 1, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on May 1, 2022.

(12)	These RSUs vested at the rate of 25% on May 16, 2017 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 16, 2020.

(13)	These RSUs vested at the rate of 25% on May 16, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 16, 2022.

(14)
These incentive stock options vested at the rate of 25% on October 12, 2017 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 12, 2020.

(15)
These nonqualified stock options vested at the rate of 25% on October 12, 2017 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 12, 2020.

(16)
These incentive stock options vested at the rate of 25% on October 30, 2019 and generally will vest at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 30, 2022.

(17)
These nonqualified stock options vested at the rate of 25% on October 30, 2019 and generally will vest at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 30, 2022.

(18)	These RSUs vested at the rate of 25% on November 16, 2017 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on November 16, 2020.

(19)
These incentive stock options vested at the rate of 25% on April 30, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on April 30, 2022.

(20)
These nonqualified stock options vested at the rate of 25% on April 30, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on April 30, 2022.

(21)	These RSUs vested at the rate of 25% on May 16, 2019 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 16, 2022.

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Fiscal Year 2019 Option Exercises and Stock Vested
The following table sets forth the dollar amounts realized by each of our named executive officers pursuant to the exercise or vesting of equity-based awards during fiscal year 2019.
FISCAL YEAR 2019 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles Liang	—	$ —	24,000	$464,400
Kevin Bauer	—	$ —	3,750	$68,655
Don Clegg	—	$ —	243	$4,448
George Kao	—	$ —	1,500	$27,461
David Weigand	—	$ —	—	$ —
______________

(1)
The value is the closing price of our common stock on the date of vesting, multiplied by the number of shares vested, except that in Mr. Liang’s case, the value is the closing price of our common stock on June 30, 2019 ($23.65), which is the date the shares vested. Since our registration statement on Form S-8 was not effective, those vested shares for Mr. Liang had not been released as of June 30, 2019.

Fiscal Year 2019 Pension Benefits and Nonqualified Deferred Compensation
We do not provide any nonqualified deferred compensation arrangements or pension plans. As such, the Pension Benefits disclosure and Nonqualified Deferred Compensation disclosure for fiscal year 2019 are omitted from this Proxy Statement.
Fiscal Year 2019 Potential Payments Upon Termination or Change of Control
We do not currently, and did not during fiscal year 2019 have, any arrangements with any of our named executive officers that provide for any additional or enhanced severance or other compensation or benefits in the event of termination or change of control of our company.
Fiscal Year 2019 Chief Executive Officer Pay Ratio
For fiscal year 2018, the ratio of the annual total compensation of Mr. Liang, our Chief Executive Officer (“2018 CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Liang (“2018 Median Annual Compensation”), was 75.8 to 1. For purposes of this pay ratio disclosure, 2018 CEO Compensation was determined to be $5,290,701, which represents the total compensation reported for Mr. Liang under the “Fiscal Year 2018 Summary Compensation Table”, plus the Company’s contribution to group health and welfare benefits provided to Mr. Liang. 2018 Median Annual Compensation for the identified median employee was determined to be $69,796, also including the Company’s contribution to group health and welfare benefits provided to the median employee.
For fiscal year 2019, the ratio of the annual total compensation of Mr. Liang, our Chief Executive Officer (“2019 CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Liang (“2019 Median Annual Compensation”), was 4.74 to 1. For purposes of this pay ratio disclosure, 2019 CEO Compensation was determined to be $395,302, which represents the total compensation reported for Mr. Liang for 2019 under the “Fiscal Year 2019 Summary Compensation Table,” plus the Company’s contribution to group health and welfare benefits provided to Mr. Liang. 2019 Median Annual Compensation for the identified median employee was determined to be $83,467, also including the Company’s contribution to group health and welfare benefits provided to the median employee.
Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.
To identify the median employee, we examined our total employee population as of June 30, 2018 (the “Determination Date”). We included all 2,090 U.S. full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries. We also included all 1,115 full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries in The Netherlands and Taiwan. We excluded independent contractors and “leased” workers. We excluded

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all our employees in China (47 individuals) and Japan (14 individuals), which together represented approximately 1.9% of our total employees worldwide (3,266 individuals). Our analysis identified 3,205 individuals who were not excluded.
To determine 2018 Median Annual Compensation, we generally reviewed compensation for the period beginning on July 1, 2017 and ending on the Determination Date. We totaled, for each included employee other than Mr. Liang, base earnings (salary, hourly wages and overtime, as applicable) and cash bonuses paid during the measurement period, plus the Company’s contribution to group health and welfare benefits. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year (due to mid-measurement period start dates, disability status or similar factors, etc.). In determining the median employee, we generally annualized the total compensation for such individuals other than temporary or seasonal employees (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.
In calculating our Chief Executive Officer pay ratio for fiscal year 2019, we used the same median employee as was used to calculate the Chief Executive Officer pay ratio for fiscal year 2018. This is because we believe that there has been no change in our employee population or employee compensation arrangements during fiscal year 2019 that would result in a significant change to our Chief Executive Officer pay ratio disclosure for fiscal year 2019.

Compensation Program Risk Assessment
We have assessed our compensation programs for fiscal year 2019 and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking. We believe our programs are appropriately designed to encourage our employees to make decisions that result in positive short-term and long-term results for our business and our stockholders.

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DIRECTOR COMPENSATION
2019 Director Compensation
During fiscal 2018 and fiscal 2019, the Compensation Committee also engaged its independent compensation consultant to review compensation for the Board. Based on advice from the independent compensation consultant, and after multiple discussions among Compensation Committee members and with the Board, the Board adopted the director compensation arrangements described here. Under our director compensation policy in effect for fiscal year 2019, we reimbursed non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. Our non-employee directors received an annual retainer of $60,000, payable quarterly in cash. In addition, the Chairperson of our Audit Committee received an additional annual retainer of $30,000 and the Chairperson of each of our Compensation Committee and our Governance Committee received an additional annual retainer of $20,000 and $15,000, respectively, payable quarterly in cash. Each director serving in a non-chairperson capacity on our Audit Committee received an additional annual retainer of $15,000, each director serving in a non-chairperson capacity on our Compensation Committee received an additional annual retainer of $10,000 and each director serving in a non-chairperson capacity on our Governance Committee received an additional annual retainer of $7,500, payable quarterly, in cash. Finally, non-employee directors were entitled to $2,000 per meeting for each meeting attended in excess of (1) the regular meetings of the Board and (2) up to 10 additional meetings beyond such regular meetings, provided that notice of the meeting was properly given, a quorum was present and the meeting was recorded.
Non-employee directors also were eligible to receive equity grants under our 2016 Equity Incentive Plan. Under our Board policy, non-employee directors were entitled to an annual grant of RSUs equal to $220,000. Initial grants upon election as a director were to be prorated based on the grant date relative to our annual stockholders’ meeting. Generally, RSUs granted to non-employee directors were to vest on the earlier of the day prior to our next annual stockholders’ meeting and the one-year anniversary of the grant date.
Since the effectiveness of our registration statement on Form S-8 was suspended when we became delinquent in filing our 2017 10-K, none of the equity grants to our non-employee directors contemplated by our policy were granted during fiscal 2019.
The following table shows for fiscal year 2019 certain information with respect to the compensation of all of our non-employee directors who served in such capacities during fiscal year 2019:
FISCAL YEAR 2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)
Laura Black (2)	$91,333	$ —	$ —	$91,333
Michael McAndrews	71,333	—	—	71,333
Tally Liu	28,542	—	—	28,542
Hwei-Ming (Fred) Tsai	86,667	—	—	86,667
Saria Tseng	63,833	—	—	63,833
Sherman Tuan	60,833	—	—	60,833
______________

(1)	This column consists of annual director fees, non-employee committee chairman fees and other committee member fees earned for fiscal year 2019.

(2)	Laura Black resigned from the Board on June 26, 2019.

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The table below sets forth the aggregate number of shares underlying option awards held by our non-employee directors that were outstanding as of June 30, 2019.

Name	Option Awards
Laura Black	31,500
Michael McAndrews	27,000
Tally Liu	—
Hwei-Ming (Fred) Tsai	40,000
Saria Tseng	22,500
Sherman Tuan	40,000

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EQUITY COMPENSATION PLAN INFORMATION
We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 2006 Equity Incentive Plan and the 2016 Equity Incentive Plan. The 2006 Equity Incentive Plan and the 2016 Equity Incentive Plan have been approved by our stockholders. We no longer grant any equity-based awards under the 2006 Equity Incentive Plan. Upon stockholder approval of the 2020 Plan, we will also no longer grant equity-based awards under the 2016 Equity Incentive Plan, and will thereafter grant equity-based awards under only the 2020 Plan. The following table sets forth information regarding outstanding options, RSUs, and PRSUs and shares reserved and remaining available for future issuance under the foregoing plans as of June 30, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by security holders	9,283,737	$18.02	843,917
Equity compensation plans not approved by security holders	—	—	—
Total	9,283,737		843,917
______________

(1)	This number includes 7,374,635 shares subject to outstanding options, 1,873,102 shares subject to outstanding RSU awards, and 36,000 shares subject to outstanding PRSU awards.

(2)
The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PRSUs, which have no exercise price.

(3)	The weighted-average remaining contractual term of our outstanding options as of June 30, 2019 was 3.82 years.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Procedures for Approval of Related Person Transactions
Pursuant to our Audit Committee charter, the Audit Committee has the responsibility for the review and approval of any related person transactions; provided that if the matter or transaction involves employment or compensation terms for services to our company, including retention or payment provisions relating to expert services, then it is presented to the Compensation Committee. In approving or rejecting a proposed transaction, or a relationship that encompasses many similar transactions, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances are not inconsistent with our best interests, as the Audit Committee determines in the good faith exercise of its discretion. In addition, we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions as such term is defined by SEC rules and regulations. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Transactions with Related Parties, Promoters and Certain Control Persons
Director and Officer Indemnification
We have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law. In addition, our certificate of incorporation contains provisions limiting the liability of our directors and our bylaws contain provisions requiring us to indemnify our officers and directors.
Equity-Based Awards
Please see the “Grants of Plan-Based Awards” table and the “Director Compensation” table above for information on stock option and restricted stock unit grants to our directors and named executive officers in fiscal years 2018 and 2019.
Employment Relationships
Hung-Fan (Albert) Liu, who is a brother of Sara Liu, our Co-Founder and Senior Vice President and a director, is employed in our operations organization in San Jose, California. Sara Liu is married to Charles Liu, our Chairman and Chief Executive Officer. Mr. Albert Liu received total compensation of approximately $272,000 and $341,000 in fiscal years 2019 and 2018, respectively. The total compensation includes salary, bonus and equity awards. Mr. Albert Liu reports to Mr. Kao, our Senior Vice President of Operations.
Shao Fen (Carly) Kao, who is a sister-in-law of Sara Liu, our Co-Founder and Senior Vice President and a director, is employed in our finance and accounting organization in San Jose, California. Ms. Kao received total compensation of approximately $132,000 and $140,000 in fiscal years 2019 and 2018, respectively. The total compensation includes salary, bonus and equity awards. Ms. Kao reports through the finance and accounting organization, which reports to Mr. Bauer, our Chief Financial Officer.
Transactions with Ablecom and Compuware
We have entered into a series of agreements with Ablecom Technology Inc. (“Ablecom”), a Taiwan corporation, and one of its affiliates, Compuware Technology, Inc (“Compuware”). Ablecom’s ownership of Compuware is below 50% but Compuware remains a related party as Ablecom still has significant influence over the operations. Ablecom’s Chief Executive Officer, Steve Liang, is the brother of Charles Liang, our President, Chief Executive Officer and Chairman of our Board, and owned approximately 0.4% of our common stock as of June 30, 2017, but owned no shares as June 30, 2018 and thereafter. Charles Liang served as a Director of Ablecom during our fiscal year 2006, but is no longer serving in such capacity. In addition, Charles Liang and Sara Liu, his spouse, who is also an officer and director of ours, collectively owned approximately 10.5% of Ablecom’s capital stock throughout fiscal years 2018 and 2019. Steve Liang and his family members owned approximately 28.8% of Ablecom's capital stock throughout fiscal years 2018 and 2019. Certain family members of Yih-Shyan (Wally) Liaw, who until January 2018 was the Senior Vice President of International Sales and a director of the Company, owned approximately 11.7% Ablecom’s capital stock throughout fiscal years 2018 and 2019. Bill Liang, a brother of both Charles Liang and Steve Liang, also is a member of the Board of Directors of Ablecom. Bill Liang is also the Chief Executive Officer of Compuware, a member of Compuware’s Board of Directors and a holder of a significant equity interest in Compuware. Steve Liang is also a member of Compuware’s Board of Directors and is an equity holder of Compuware. None of the Company, Charles Liang or Sara Liu own any capital stock of Compuware.

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We have a series of agreements with Ablecom, including multiple product development, production and service agreements, product manufacturing agreements, manufacturing services agreements and lease agreements for warehouse space.
Under these agreements, we outsource a portion of our design activities and a significant part of our manufacturing of components such as server chassis to Ablecom. Ablecom agrees to design products according to our specifications. Additionally, Ablecom agrees to build the tools needed to manufacture the products. We have agreed to pay for the cost of chassis and related product tooling and engineering services and will pay for those items when the work has been completed.
We entered into a distribution agreement with Compuware, under which we appointed Compuware as a non-exclusive distributor of our products in Taiwan, China and Australia. We believe that the pricing and terms under the distribution agreement are similar to the pricing and terms of distribution arrangements we have with similar third-party distributors.
We have also entered into a series of agreements with Compuware, including a multiple product development, production and service agreements, product manufacturing agreements, and lease agreements for office space. Under these agreements, we outsource to Compuware a portion of our design activities and a significant part of our manufacturing of components, particularly power supplies. With respect to design activities, Compuware generally agrees to design certain agreed-upon products according to our specifications, and further agrees to build the tools needed to manufacture the products. We pay Compuware for the design and engineering services, and further agree to pay Compuware for the tooling.
We retain full ownership of any intellectual property resulting from the design of these products and tooling. With respect to the manufacturing aspects of the relationship, Compuware purchases most of materials needed to manufacture the power supplies from outside markets and uses these materials to manufacture the products and then sell to us. We review and frequently negotiate with Compuware the prices of the power supplies the we purchase from Compuware. Compuware also manufactures motherboards, backplanes and other components used on our printed circuit boards. We sell to Compuware most of the components needed to manufacture the above products. Compuware uses these components to manufacture and then sells back the products to us at a purchase price equal to the price at which we sold the components to Compuware, plus a “manufacturing value added” fee and other miscellaneous material charges and costs. We frequently review and negotiate with Compuware the amount of the “manufacturing value added” fee that will be included in the price of the products we purchase from Compuware.
Ablecom’s sales to us comprise a substantial majority of Ablecom’s net sales. For fiscal years ended June 30, 2019, 2018 and 2017, we purchased products from Ablecom totaling $137.9 million, $144.4 million and $118.5 million, respectively. Amounts owed to Ablecom by us as of June 30, 2019 and 2018, were $33.9 million and $49.2 million, respectively. For the fiscal years ended June 30, 2019, 2018 and 2017, we paid Ablecom $7.4 million, $7.9 million and $5.2 million, respectively, for design services, tooling assets and miscellaneous costs.
Compuware’s sales of our products to others comprise a majority of Compuware’s net sales. For fiscal years ended June 30, 2019, 2018 and 2017, we sold products to Compuware totaling $17.7 million, $46.9 million and $23.0 million, respectively. Amounts owed to us by Compuware as of June 30, 2019 and 2018, were $14.4 million and $16.3 million, respectively. The price at which Compuware purchases the products from us is at a discount from our standard price for purchasers who purchase specified volumes from us. In exchange for this discount, Compuware assumes the responsibility to install our products at the site of the end customer and administers first-level customer support. For the fiscal years ended June 30, 2019, 2018 and 2017, we purchased products from Compuware totaling $138.9 million, $118.3 million and $117.8 million, respectively. Amounts we owed to Compuware as of June 30, 2019 and 2018, were $34.4 million and $45.6 million, respectively. For the fiscal years ended June 30, 2019, 2018 and 2017, we paid Compuware $0.7 million, $1.2 million and $1.1 million, respectively, for design services, tooling assets and miscellaneous costs.
Our exposure to financial loss as a result of our involvement with Ablecom is limited to potential losses on our purchase orders in the event of an unforeseen decline in the market price and/or demand for our products such that we incur a loss on the sale or cannot sell the products. Our outstanding purchase orders to Ablecom were $31.0 million and $39.3 million at June 30, 2019 and 2018, respectively, representing the maximum exposure to financial loss. We do not directly or indirectly guarantee any obligations of Ablecom, or any losses that the equity holders of Ablecom may suffer.
Our exposure to financial loss as a result of our involvement with Compuware is limited to potential losses on our purchase orders in the event of an unforeseen decline in the market price and/or demand for our products such that we incur a loss on the sale or cannot sell the products. Our outstanding purchase orders to Compuware were $70.6 million and $111.7 million at June 30, 2019 and 2018, respectively, representing the maximum exposure to financial loss. We do not directly or indirectly guarantee any obligations of Compuware, or any losses that the equity holders of Compuware may suffer.

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Loans
In October 2018, our CEO, Charles Liang, personally borrowed approximately $12.9 million from Chang Chien-Tsun, the spouse of Steve Liang. The loan is unsecured, bore interest at 0.80% per month for the first six months and the loan has no maturity date. After the first six months, the loan bears interest at 0.85% per month. The loan was made at Charles Liang’s request, to provide funds to repay personal margin loans to two financial institutions, which loans had been secured by shares of our common stock held by Charles Liang. The lenders called the loans in October 2018, following the suspension of our common stock from trading on Nasdaq in August 2018 and the decline in the market price of our common stock in October 2018. As of March 31, 2020, the amount due on the unsecured loan (including principal and accrued interest) was approximately $14.8 million.
Transactions with Monolithic Power Systems
Monolithic Power Systems, Inc., a fabless manufacturer of high-performance analog and MPS, is a supplier that provides high-performance analog and mixed signal semiconductors for use in our products. Saria Tseng, who serves as a member on the Board of Directors, also serves as Vice President of Strategic Corporate Development, General Counsel and Secretary of MPS. We purchased approximately $0.3 million and $0.4 million of products from MPS for the years ended June 30, 2019 and 2018, respectively, for use in the manufacturing of our products. We did not owe any amounts to MPS as of June 30, 2019 and 2018.

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PROPOSAL 2

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, require that our stockholders have the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Because this “say-on-pay” vote is advisory, it is not binding on the Company, the Compensation Committee or Board of Directors in any way. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we expect to consider our stockholders’ concerns and the Compensation Committee expects to evaluate whether any actions are appropriate to address those concerns.
As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our named executive officers’ interests with those of our stockholders. For fiscal year 2019, the principal components for our named executive officers’ compensation were base salary, bonuses and equity-based incentive compensation. Please read the “Compensation Discussion and Analysis” beginning on page 15 and the related compensation tables, footnotes and narratives for additional details about our named executive officer compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.
We are asking our stockholders to indicate their support for the compensation arrangements with our named executive officers as described in this proxy statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:
“RESOLVED, that the stockholders of Super Micro Computer, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.”
This say-on-pay vote is currently scheduled to be conducted every year. The next say-on-pay vote is expected to take place at our annual meeting following the completion of fiscal year 2020.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020. Deloitte & Touche LLP has acted in such capacity since its appointment in fiscal year 2003.
While we are not required to do so, we are submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2020, for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, have the opportunity to make a statement if they desire to do so, and are expected to be available to answer stockholder questions.

Independent Registered Public Accounting Firm Fees and Services
The following table sets forth the aggregate audit fees billed to us by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), and fees paid to Deloitte for services in the fee categories indicated below for fiscal years 2019 and 2018. The Audit Committee has considered the scope and fee arrangements for all services provided by Deloitte, taking into account whether the provision of non-audit services is compatible with maintaining Deloitte’s independence, and has pre-approved the services described below.

	Years Ended
Amounts in ‘000s	June 30, 2019	June 30, 2018
Audit Fees (1)	7,178	5,053
Audit-Related Fees	—	—
Tax Fees	48	—
All Other Fees	2	2
Total	7,228	5,055
________________

(1)
Audit fees consist of the aggregate fees for professional services rendered for the audit of our consolidated financial statements, review of interim condensed consolidated financial statements and certain statutory audits.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2020. PROXIES WILL BE VOTED FOR THE RATIFICATION OF THIS APPOINTMENT UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 4

APPROVAL OF THE SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE
COMPENSATION PLAN

Request of Stockholders
On March 27, 2020, upon recommendation by the Compensation Committee, the Board of Directors approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Plan”) to succeed the Super Micro Computer, Inc. 2016 Equity Incentive Plan, as amended or amended and restated (for purposes of this Proposal 4, the “2016 Equity Incentive Plan”). The 2016 Equity Incentive Plan, together with the Super Micro Computer, Inc. 2006 Equity Incentive Plan, as amended or amended and restated, are referred to as the “Predecessor Plans”.
You are being asked to approve the 2020 Plan. The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and authorizes a variety of award types designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers of the Company and its subsidiaries, and non-employee directors of the Company.

Our Board and our management team believe that stockholder approval of the 2020 Plan is critical to our future success. We operate in an intensely competitive labor market both in Silicon Valley and in our other locations worldwide. Talented employees expect that equity awards will be a part of their compensation package, and the ability to offer equity awards is essential to our ability to attract these employees. The substantial majority of the employers with whom we compete for talent offer equity awards as part of their compensation packages. Our ability to attract and retain high-caliber employees has been, and is expected to continue to be, a critical contributor to our success. We have historically used equity awards, both options and full value awards, to attract and retain talented employees and to align their interests with the interests of our long-term stockholders.
       All equity incentive plans result in dilution to existing stockholders. When structured thoughtfully and administered judiciously, equity incentive plans enable companies to attract, retain and motivate talented employees so that the dilution to the stockholders from the issuance of equity awards to employees is offset by increase in stockholder value that these plans produce over time.

Like our 2016 Equity Incentive Plan, the 2020 Plan is designed to be a broad-based plan in which a wide variety of employees of the Company and its subsidiaries may be eligible to participate. Not just executive officers, but any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an employee of the Company or any of its subsidiaries may be eligible to participate in the 2020 Plan. For example, during 2017 (our last year of broad-based grants to both executive officers and other employees under the 2016 Equity Incentive Plan), approximately 99% of the shares subject to all grants to employees were allocated to awards made to non-executives.

Stockholder approval of the 2020 Plan would make available for awards under the 2020 Plan 5,000,000 new shares of common stock, par value of $0.001 per share, of the Company (“Common Stock”). The 2020 Plan is also designed to include shares of Common Stock that remain available for awards under the 2016 Equity Incentive Plan as of the approval date for the 2020 Plan, as further described below and in the 2020 Plan, with the total share pool under the 2020 Plan subject to adjustment, including under the share counting rules, as described in the 2020 Plan. As of March 31, 2020, after giving effect to the number of shares that the Company reasonably expects to be issued under a PRSU award granted in fiscal 2020 to one executive officer, there are approximately 199,032 shares remaining in the share pool under the 2016 Equity Incentive Plan. As a result of this PRSU award, the Company will not consider any of those remaining shares to be available to roll over to the 2020 Plan upon effectiveness. However, as outstanding 2016 Equity Incentive Plan awards (including this PRSU award) are forfeited or unearned after effectiveness of the 2020 Plan, underlying shares will then roll over to the 2020 Plan as described herein. We currently anticipate that the 5,000,000 shares requested in connection with the approval of the 2020 Plan will last for about two to three years. This estimate was developed including based on our historic grant rates, new hiring and the approximate current share price, but the requested shares could last for a different period of time if actual practice does not match recent rates or our share price changes materially. After such two- to three-year period, we currently expect that we will need to approach stockholders for authorization for additional shares, at which time stockholders would have another opportunity to review and assess our utilization of shares under the 2020 Plan.

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The Board recommends that you vote to approve the 2020 Plan. If the 2020 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the Predecessor Plans. Outstanding awards under the Predecessor Plans, however, will continue in effect in accordance with their terms. If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the 2016 Equity Incentive Plan will remain in effect. However, as noted above, all of the shares previously authorized for use under the 2016 Equity Incentive Plan have been utilized or earmarked for use. As a result, if the 2020 Plan is not approved by our stockholders, we currently expect that we would cease to be able to make equity grants to our employees under the 2016 Equity Incentive Plan, and might need to use cash based vehicles instead for compensation purposes.
The actual text of the 2020 Plan is attached to this proxy statement as Appendix A. The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Equity Plan Philosophy
Equity incentive awards are an important part of our compensation policy. The 2020 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Common Stock, for the purpose of providing incentives and rewards for service and/or performance to our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers to the Company and its subsidiaries. Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success. We believe that equity-based awards are highly valued by Company employees, and these awards help keep employees focused on their individual contributions to the Company’s long-term performance. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation. This approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized in other ways, particularly in light of the economic uncertainties facing us as a result of the COVID-19 pandemic and associated governmental restrictions on business activities around the world.
The Board is very sensitive to the costs associated with equity compensation and the potential for equity compensation awards to dilute stockholders equity. We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
2020 Plan Highlights
Reasonable 2020 Plan limits
Generally, awards under the 2020 Plan are limited to 5,000,000 shares of Common Stock plus, as of the effective date of the 2020 Plan, the total number of shares of Common Stock remaining available for awards under the 2016 Equity Incentive Plan, plus Common Stock subject to any forfeitures (or similar events) that occur under the Predecessor Plans or the 2020 Plan after the effective date of the 2020 Plan. This design means that we are essentially “rolling” into the new 2020 Plan the shares that we have remaining under the 2016 Equity Incentive Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.
The 2020 Plan also provides that:

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•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options (as defined below) will not exceed 5,000,000 shares of Common Stock; and

•
non-employee directors will be subject to a calendar-year limit on compensation for such service equal to an aggregate maximum value of $700,000 (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes). This calendar year limit will be phased in for 2020 compensation once the 2020 Plan is effective and will be fully effective starting in 2021.

These limits remain subject to the adjustment provisions and the applicable Common Stock counting provisions of the 2020 Plan, as further described in the 2020 Plan document.
Limited share recycling provisions
Subject to certain exceptions described in the 2020 Plan, if any award granted under the 2020 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, will again be available under the 2020 Plan. Additionally, if after the effective date of the 2020 Plan, any Common Stock subject to an award granted under the Predecessor Plans is forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2020 Plan. The following Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2020 Plan: (1) Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2020 Plan; and (2) Common Stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2020 Plan. Further, Common Stock covered by share-settled SARs that is exercised and settled in shares, but that is not actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2020 Plan. In addition, Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate share limit under the 2020 Plan. If a participant elects to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate number of shares available under the 2020 Plan.
No repricing without stockholder approval
Outside of certain corporate transactions or adjustment events described in the 2020 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, and “underwater” stock options or SARs cannot be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2020 Plan.
Change in control definition
The 2020 Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or base price limitation
The 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.
No minimum vesting periods
The 2020 Plan does not provide for any minimum vesting periods.

Dilution and Historical Share Usage
The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plans and the potential dilution associated with the 2020 Plan, on an actual share (as opposed to fungible share) basis. This information is as of March 31, 2020. As of that date, there were approximately 51,915,646 shares of Common Stock outstanding.
Shares of Common Stock subject to outstanding awards and available for future awards under the Predecessor Plans:

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•
Total number of shares of Common Stock under the Predecessor Plans subject to outstanding full-value awards (including restricted stock units and performance-based restricted stock units, including based on maximum performance): 2,198,534 shares (approximately 4.24% of our outstanding Common Stock).

•
Outstanding stock options: 5,731,251 shares (approximately 11.04% of our outstanding Common Stock) (outstanding stock options have a weighted average exercise price of $19.09 and a weighted average remaining term of 4.11 years).

•
Total number of shares of Common Stock remaining in the share pool under the 2016 Equity Incentive Plan (after giving effect to the number of shares that the Company reasonably expects to be issued under a PRSU award granted in fiscal year 2020 to one executive officer): 199,032 (0.38% of our outstanding Common Stock). As a result of this PRSU award, the Company will not consider any of those remaining shares to be available to roll over to the 2020 Plan upon effectiveness. However, as outstanding 2016 Equity Incentive Plan awards (including this PRSU award) are forfeited or unearned after effectiveness of the 2020 Plan, underlying shares will then roll over to the 2020 Plan as described therein.

•
In summary, the total number of shares of Common Stock subject to outstanding awards (7,929,785 shares), plus the total number of shares of Common Stock remaining in the share pool under the 2016 Equity Incentive Plan as described above (199,032 shares), represents a current overhang percentage of approximately 15.66% (in other words, the potential dilution of our stockholders represented by the Predecessor Plans).

Proposed shares of Common Stock available for awards under the 2020 Plan:

•
5,000,000 new shares (approximately 9.63% of our outstanding Common Stock, which percentage reflects the simple dilution of our stockholders that would occur if the 2020 Plan is approved), subject to adjustment, including under the share counting rules of the 2020 Plan.

•
The total number of shares of Common Stock subject to outstanding awards as of March 31, 2020 (7,929,785 shares), plus the proposed Common Stock available for future awards under the 2020 Plan (5,000,000 shares), represent a total overhang of 12,929,785 shares (24.91%) under the 2020 Plan.

Based on the closing price on the Nasdaq Stock Market for our Common Stock on March 31, 2020 of $21.28 per share, the aggregate market value as of March 31, 2020 of the new 5,000,000 shares of Common Stock requested under the 2020 Plan was $106,400,000.
In fiscal years 2017, 2018, and 2019, we granted awards (including incentive stock options, non-statutory stock options, restricted stock units and performance-based restricted stock units) under the 2016 Equity Incentive Plan covering an actual amount of 1,281,020 shares, 1,476,385 shares, and 1,521,231 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those three fiscal years of 48,383,013, 49,345,394, and 49,917,471, respectively, for the three-fiscal-year period 2017-2019, our average burn rate, not taking into account forfeitures, on this basis was 2.90%. (Our individual years’ burn rates on this basis were 2.65% for fiscal 2017, 2.99% for fiscal 2018 and 3.05% for fiscal 2019).
In determining the number of shares to request for approval under the 2020 Plan, our management team worked with the Compensation Committee and Radford to evaluate a number of factors, including our recent and expected share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.
If the 2020 Plan is approved, we intend to utilize the shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2020 Plan will last for about two to three years, including based on our historic grant rates, new hiring and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan. Future benefits that may be received by participants under the 2020 Plan are not determinable at this time.

Summary of Other Material Terms of the 2020 Plan
Administration
The 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2020 Plan; provided, however, that notwithstanding anything in the 2020 Plan to the contrary, the Board may grant awards under the 2020 Plan to non-employee directors and administer the 2020 Plan with respect to such awards. References to the “Committee” in this proposal generally refer to the Compensation Committee or such other committee designated by the Board, or the Board, as applicable. The Committee may from time to time delegate all

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or any part of its authority under the 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2020 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2020 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors, such administrative duties or powers as it deems advisable, and the Committee, the subcommittee, or any other such person to whom duties or powers have been delegated, may employ persons to render advice with respect to a responsibility of the Committee, subcommittee, or other such person. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2020 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2020 Plan, and (2) determine the size of such awards. The Committee may not, however, delegate such responsibilities to officers for awards granted to non-employee directors or certain officers who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the 2020 Plan subject to the express limitations contained in the 2020 Plan.
Eligibility
Any person who is selected by the Committee to receive benefits under the 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2020 Plan. In addition, non-employee directors of the Company and certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), may also be selected by the Committee to participate in the 2020 Plan. As of March 31, 2020, there were approximately 2,643 employees of the Company and its subsidiaries, two consultants to the Company and its subsidiaries and six non-employee directors of the Company eligible to participate in the 2020 Plan. The basis for participation in the 2020 Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.
Shares available for awards under the 2020 Plan
Subject to adjustment as described in the 2020 Plan and the 2020 Plan share counting rules, the number of shares of Common Stock available under the 2020 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other stock-based awards under the 2020 Plan; or

•	dividend equivalents paid with respect to awards under the 2020 Plan;
will not exceed, in the aggregate, 5,000,000 shares of Common Stock plus, as of the effective date of the 2020 Plan, the total number of shares of Common Stock remaining available for awards under the 2016 Equity Incentive Plan, plus Common Stock that becomes available under the 2020 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2020 Plan awards (or, as described, awards under the Predecessor Plans), after the effective date of the 2020 Plan. This design means that we are essentially “rolling” into the new 2020 Plan the shares that we have remaining under the 2016 Equity Incentive Plan as of the effective date of the 2020 Plan.
Share counting
Generally, the aggregate number of shares of Common Stock available under the 2020 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2020 Plan.
Types of awards under the 2020 Plan
Pursuant to the 2020 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code, SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to our Common Stock.
Generally, each grant of an award under the 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such

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terms and provisions as the Committee may determine, consistent with the 2020 Plan. A brief description of the types of awards which may be granted under the 2020 Plan is set forth below.
Stock options
A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2020 Plan may consist of either an incentive stock option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive stock options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, stock options must have an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2020 Plan may not provide for dividends or dividend equivalents.
SARs
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the fair market value of a share of Common Stock on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2020 Plan may not provide for dividends or dividend equivalents.
Restricted Stock
Restricted stock constitutes an immediate transfer of the ownership of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights (subject in particular to certain dividend provisions in the 2020 Plan, as described below), subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or other distributions paid on restricted stock that remains subject to a

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substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock, but any such dividends or other distributions on restricted stock must be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted shares may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Each grant of restricted stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2020 Plan and will contain such terms and provisions, consistent with the 2020 Plan, as the Committee may approve.
RSUs
RSUs awarded under the 2020 Plan constitute an agreement by the Company to deliver Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of the Committee, on a deferred and contingent basis, based upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Stock or any combination of the two.
Performance shares, performance units and cash incentive awards
Performance shares, performance units and cash incentive awards may also be granted to participants under the 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that have been earned.
At the discretion of the Committee, any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Other awards
Subject to applicable law and applicable share limits under the 2020 Plan, the Committee may grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Common Stock; purchase rights for Common Stock; awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee; and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of, the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under such an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, notes or other property, as the Committee determines.

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In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan. The Committee may also authorize the grant of Common Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional Common Stock, based upon the earning and vesting of such awards.
Change in control
The 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control shall be deemed to have occurred upon the occurrence of any of the following events (subject to certain exceptions and limitations and as further described in the 2020 Plan): (1) any individual, entity or group is or becomes the beneficial owner of 30% or more of the then-outstanding Common Stock or the combined voting power of the then-outstanding Common Stock or voting shares of the Company (subject to certain exceptions); (2) a majority of the Board ceases to be comprised of incumbent directors; (3) a consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, as described in the 2020 Plan (subject to certain exceptions); or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Management objectives
The 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of awards
Except as otherwise provided by the Committee, and subject to the terms of the 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of certain types of the Common Stock that is subject to awards under the 2020 Plan will be subject to further restrictions on transfer.
Adjustments
The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2020 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith, determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

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In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the 2020 Plan and the share limits of the 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. Any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of incentive stock options, however, will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify.
Prohibition on repricing
Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.
Detrimental activity and recapture
Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.
Accommodations for participants of different nationalities
In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Committee may provide for such special terms for awards to participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that participants are expected to be nationals of both the United States and other countries, or to be employed by us or one of our subsidiaries both within and outside of the United States. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including sub-plans) (to be considered part of the 2020 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding
To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Stock having a value equal to the amount required to be withheld or by delivering to

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us other shares of Common Stock held by such participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to the 2020 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, (2) such additional withholding amount is authorized by the Committee, and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.
No right to continued employment
The 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective date of the 2020 Plan
The 2020 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2020 Plan, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following such date.
Amendment and termination of the 2020 Plan
The Board generally may amend the 2020 Plan from time to time in whole or in part. If any amendment, however, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2020 Plan) (1) would materially increase the benefits accruing to participants under the 2020 Plan, (2) would materially increase the number of securities which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2020 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2020 Plan or waive any other limitation or requirement under any such award.
The Board may, in its discretion, terminate the 2020 Plan at any time. Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2020 Plan on or after the tenth anniversary of the effective date of the 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2020 Plan.
Allowances for conversion awards and assumed plans
Common Stock issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.

New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant and actual settlement of awards under the 2020 Plan are subject to the discretion of the plan administrator.
U.S. federal income tax consequences

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The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2020 Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete, does not describe United States federal taxes other than income taxes (such as Medicare and social security taxes), and does not describe tax consequences arising from state or local taxes in the United States or from taxes in any jurisdiction outside the United States.
Tax consequences to participants
Restricted shares: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance shares, performance units and cash incentive awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.
Nonqualified stock options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive stock options: No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax consequences to the Company or its subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax,

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provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.

Code Section 162(m)
Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. Currently, the Company does not anticipate that it will be able to make any grants under the 2020 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2020 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.

Registration With the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 4 TO APPROVE THE SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN.

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AUDIT COMMITTEE REPORT

Review of Audited Financial Statements
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2019 with both our management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee also has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with independent registered public accounting firm its independence from Super Micro. The Audit Committee has also received written material addressing the independent registered public accounting firm’s internal quality control procedures and other matters, as required by applicable listing requirements of The Nasdaq Stock Market. The Audit Committee has considered the effect of non-audit fees on the independence of the independent registered public accounting firm and has concluded that such non-audit services are compatible with the independence of the independent public accounting firm.
Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report for filing with the SEC.
This report has been furnished by the members of the Audit Committee.
Tally Liu, Chair
Hwei-Ming (Fred) Tsai
Daniel W. Fairfax
Michael S. McAndrews

ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K
Our Annual Report, including financial statements for the year ended June 30, 2019, and this Proxy Statement are available on our website at https://ir.supermicro.com/.
QUESTIONS AND ANSWERS
Why am I receiving these proxy materials?
Our Board of Directors has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting to be held on Friday, June 5, 2020 at 2:00 p.m. Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this Proxy Statement. These proxy materials are being made available or distributed to you on or about April 21, 2020. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business (Eastern Time) on April 8, 2020 (the “record date”) will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 51,915,646 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
We are pleased to again take advantage of the rules adopted by the SEC allowing companies to furnish proxy materials over the Internet to their stockholders rather than mailing paper copies of those materials to each stockholder. On or about April 21, 2020 we mailed to our stockholders a Notice of Internet Availability of Proxy Materials directing stockholders to a web site where they can access our proxy statement for the annual meeting and our Annual Report and view instructions on how to vote via the

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Internet or by phone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.
What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?
You may receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.
How may I obtain a separate copy of the Notice of Internet Availability of Proxy Materials?
If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability of Proxy Materials. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability of Proxy Materials by writing to Super Micro Computer, Inc., 980 Rock Avenue, San Jose, California 95131, Attention: General Counsel. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability of Proxy Materials can also request to receive a single copy by following the instructions above.
How do I vote my shares?
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the Annual Meeting in any of the following ways, the instructions for each of which are detailed in the Notice of Internet Availability of Proxy Materials:

•	Over the telephone by calling a toll-free number;

•	Electronically, using the Internet; or

•	By completing, signing and mailing the proxy card.
The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the Annual Meeting.
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting also is encouraged for stockholders who hold their shares in street name.
Can I vote my shares in person at the Annual Meeting?
If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote as described in the Notice of Internet Availability of Proxy Materials so that your vote will be counted if you later decide not to attend the Annual Meeting. If you attend the Annual Meeting, any votes you cast at the Annual Meeting in person will supersede your proxy.
If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain a “legal proxy” from your broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the Notice of Internet Availability has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

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If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares and the Notice of Internet Availability has been forwarded to you by your bank, trust or other nominee. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” As a beneficial owner, you have the right to direct your bank, trust or other nominee how to vote your shares. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, trust or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum for the transaction of business at the meeting. Shares that are voted “FOR,” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such proposal. “Broker non-votes” are also included for purposes of determining whether a quorum of shares is present at a meeting. A “broker non-vote” occurs when a nominee holding shares for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
What proposals will be voted on at the Annual Meeting?
The proposals scheduled to be voted on at the Annual Meeting are:
1.    The election of (A) three Class I directors to hold office until the annual meeting of stockholders following fiscal year 2022, (B) three Class II directors to hold office until the annual meeting of stockholders following fiscal year 2020, and (C) two Class III directors to hold office the annual meeting of stockholders following fiscal year 2021, in each case, to hold office until their successors are duly elected and qualified.
2.    The approval of, on a non-binding advisory basis, the compensation of our named executive officers (known as “Say on Pay”).
3.    The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2020.
4.    The approval of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan.
What vote is required for the approval each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 — Election of Directors	Plurality of the votes cast by the holders of shares of common stock present or represented by proxy and voting at the Annual Meeting.	No
Proposal No. 2 — Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.	No
Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.	Yes
Proposal No. 4 — Approval of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.	No

How are votes counted?
All valid proxies received before the Annual Meeting, including proxies granted over the Internet or by telephone submitted prior to midnight the night before the Annual Meeting, will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted FOR each nominee and FOR each proposal.

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You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors (Proposal No. 1). You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on named executive officer compensation (Proposal No. 2), and on the proposal to ratify the appointment our independent public registered accounting firm (Proposal No. 3) and on the proposal to approve the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan (Proposal No. 4).
If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.
Shares not present at the Annual Meeting and shares voted “WITHHOLD” will have no effect on the election of directors. If you abstain from voting on a proposal other than the election of directors, your abstention has the same effect as a vote against that proposal.
If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will only be considered entitled to vote on the proposal to ratify the selection of our independent public accounting firm.
Your broker or other nominee has discretionary authority to vote your shares on the ratification of our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. However, your broker or other nominee does not have discretionary authority to vote your shares on non-routine proposals such as the election of directors, the advisory vote on executive compensation, and the approval of the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan and may not vote on these proposals if you do not provide specific voting instructions. Accordingly, if you want your vote to count in the election of directors, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Can I change my vote after I have mailed in my proxy card?
If you are the stockholder of record, you may revoke your proxy by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card, or by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without voting in person will not revoke your proxy unless you specifically request it.
If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Who will count the vote?
Representatives of Broadridge Financial Solutions will tabulate votes and will act as our independent inspectors of election.
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Charles Liang and Kevin Bauer, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, we not currently know of any other matters that will be raised at the Annual Meeting.
What happens if a quorum is not present at the Annual Meeting?
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

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Who will bear the cost of soliciting votes for the Annual Meeting?
We will bear the cost of soliciting proxies relating to the Annual Meeting. In addition to solicitation by the use of mail, certain of our directors, officers and regular employees may solicit proxies by telephone or personal interview, and we may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials. We have engaged Laurel Hill Advisory Group, LLC (“Laurel Hill”) to aid in the solicitation of proxies. We will pay Laurel Hill a fee of $6,000 as compensation for its services and will reimburse Laurel Hill for its reasonable out-of-pocket expenses.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days following the Annual Meeting.

What are the deadlines for submitting stockholder proposals?
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting of stockholders following fiscal year 2020, the written proposal must be received at our principal executive offices at 980 Rock Avenue, San Jose, California 95131, Attention: Corporate Secretary, on or before December 22, 2020 and must otherwise comply with Rule 14a-8 under the Exchange Act; however, to the extent that the date of our annual meeting of stockholders following fiscal year 2020 has changed by more than 30 days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. The proposal must comply with the SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Our bylaws provide that a stockholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Corporate Secretary of the Company at our principal executive offices in San Jose, California, at least 120 days in advance of the one year anniversary of the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. For the annual meeting of stockholders following fiscal year 2020, written notice of director nominations and stockholder proposals must be received on or before December 22, 2020. Our bylaws also provide that if the date of the annual meeting of stockholders following fiscal year 2020 is more than 30 days earlier than the date contemplated at the time of this proxy statement (which is typically the one-year anniversary of the date of the annual general meeting), notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting of stockholders following fiscal year 2020 is publicly announced. The nomination or proposal must contain the specific information required by our bylaws. You may request a copy of our bylaws by contacting our Corporate Secretary, Super Micro Computer, Inc., telephone (408) 503-8000. Stockholder proposals that are received by us after the applicable deadline, will not be eligible to be presented at the annual meeting of stockholders following fiscal year 2020.
Internet Availability of Proxy Materials
Our Proxy Statement and our Annual Report are also available on our website at https://ir.supermicro.com/.
“HOUSEHOLDING” OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Supermicro proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Investor Relations, Super Micro Computer, Inc., 980 Rock Avenue, San Jose, CA 95131, or call (408) 503-8000.

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STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS FOLLOWING
FISCAL YEAR 2020
If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with our annual meeting of stockholders following fiscal year 2020, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8-Stockholder Proposals) and received by the Corporate Secretary of the Company on or before on or before December 22, 2020 and must otherwise comply with Rule 14a-8 under the Exchange Act; however, to the extent that the date of our annual meeting of stockholders following fiscal year 2020 has changed by more than 30 days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. Stockholder proposals to be presented at our annual meeting of stockholders following fiscal year 2020 which are not to be included in the Company’s proxy materials must be received by the Company by December 22, 2020, in accordance with the procedures in the Company’s bylaws. If the date of the annual meeting of stockholder following fiscal year 2020 is more than 30 days earlier than the date contemplated at the time of this proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting of stockholders following fiscal year 2020 is publicly announced.
OTHER MATTERS
We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Super Micro.

Kevin Bauer
Senior Vice President, Chief Financial Officer, Corporate Secretary

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APPENDIX A: SUPER MICRO COMPUTER, INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

SUPER MICRO COMPUTER, INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

1. **Purpose.** The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. **Definitions.** As used in this Plan:

(a) "Appreciation Right" means a right granted pursuant to **Section 5** of this Plan.

(b) "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) "Board" means the Board of Directors of the Company.

(d) "Cash Incentive Award" means a cash award granted pursuant to **Section 8** of this Plan.

(e) "Change in Control" has the meaning set forth in **Section 12** of this Plan.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g) "Committee" means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to **Section 10** of this Plan.

(h) "Common Stock" means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in **Section 11** of this Plan.

(i) "Company" means Super Micro Computer, Inc., a Delaware corporation, and its successors.

(j) "Date of Grant" means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by **Section 9** of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by **Section 9** of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k) "Director" means a member of the Board.

(l) "Effective Date" means the date this Plan is approved by the Stockholders.

(m) "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) "Incentive Stock Option" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

(q) "Market Value per Share" means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s) "Option Price" means the purchase price payable on exercise of an Option Right.

(t) "Option Right" means the right to purchase Common Stock upon exercise of an award granted pursuant to **Section 4** of this Plan.

(u) "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant,

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who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an "employee").

(v) "Performance Period" means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to **Section 8** of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w) "Performance Share" means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to **Section 8** of this Plan.

(x) "Performance Unit" means a bookkeeping entry awarded pursuant to **Section 8** of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y) "Plan" means this Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(z) "Predecessor Plans" means the Super Micro Computer, Inc. 2006 Equity Incentive Plan, as amended or amended and restated from time to time, and the Super Micro Computer, Inc. 2016 Equity Incentive Plan, as amended or amended and restated from time to time.

(aa) "Restricted Stock" means Common Stock granted or sold pursuant to **Section 6** of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb) "Restricted Stock Units" means an award made pursuant to **Section 7** of this Plan of the right to receive Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(cc) "Restriction Period" means the period of time during which Restricted Stock Units are subject to restrictions, as provided in **Section 7** of this Plan.

(dd) "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ee) "Stockholder" means an individual or entity that owns one or more shares of Common Stock.

(ff) "Subsidiary" means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of

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determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg) "Voting Power" means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. **Shares Available Under this Plan.**

(a) Maximum Shares Available Under this Plan.

(i) Subject to adjustment as provided in **Section 11** of this Plan and the share counting rules set forth in **Section 3(b)** of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by **Section 9** of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 5,000,000 shares of Common Stock, plus (y) the total number of shares remaining available for awards under the Super Micro Computer, Inc. 2016 Equity Incentive Plan, as amended or amended and restated from time to time, as of the Effective Date, plus (z) the Common Stock that is subject to awards granted under this Plan or the Predecessor Plans that is added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this **Section 3(a)(i)** pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii) Subject to the share counting rules set forth in **Section 3(b)** of this Plan, the aggregate number of shares of Common Stock available under **Section 3(a)(i)** of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b) Share Counting Rules.

(i) Except as provided in **Section 22** of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under **Section 3(a)(i)** above.

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(iii) Notwithstanding anything to the contrary contained in this Plan: (A) Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under **Section 3(a)(i)** of this Plan; (B) Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under **Section 3(a)(i)** of this Plan; (C) Common Stock subject to a share-settled Appreciation Right that is not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under **Section 3(a)(i)** of this Plan; and (D) Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under **Section 3(a)(i)** of this Plan.

(iv) If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under **Section 3(a)(i)** of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in **Section 11** of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 5,000,000 shares of Common Stock.

(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, and excluding any special 2020 grants or payments approved by the Board or the Committee prior to the Effective Date of this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $700,000.

4. **Option Rights.** The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such

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grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in **Section 3** of this Plan.

(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under **Section 22** of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a "net exercise" arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock to which such exercise relates.

(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f) Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of "employees" under Section 3401(c) of the Code.

(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

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(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. **Appreciation Rights.**

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i) Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii) Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii) Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv) Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v) Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i) Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under **Section 22** of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii) No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may

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provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. **Restricted Stock.** The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to **Section 6(g)** of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in **Section 6(e)** of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

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provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company's transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. **Restricted Stock Units.** The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

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Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

9. **Other Awards.**

(a) Subject to applicable law and the applicable limits set forth in **Section 3** of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this **Section 9** will be purchased for such consideration, paid for at such time, by such methods, and in such forms,

10

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this **Section 9**.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this **Section 9** on a deferred and contingent basis, either in cash or in additional Common Stock, based upon the earning and vesting of such awards.

(e) Each grant of an award under this **Section 9** will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this **Section 9** may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10. **Administration of this Plan.**

(a) This Plan will be administered by the Committee; provided, however, that notwithstanding anything in this Plan to the contrary, the Board may grant awards under this Plan to non-employee Directors and administer this Plan with respect to such awards. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

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or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. **Adjustments.** The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to **Section 9** of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in **Section 3** of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this **Section 11**; provided, however, that any such adjustment to the number specified in **Section 3(c)** of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. **Change in Control**. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a "Change in Control"

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will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "***Person***") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (i) the then-outstanding Common Stock; or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("***Voting Shares***"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c);

(b) Individuals who, as of the Effective Date, constitute the Board (the "***Incumbent Board***") cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote or the approval of at least a majority of the Directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "***Business Combination***"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Stock and Voting Shares of the Company, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of

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the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

14. **Accommodations for Participants of Different Nationalities.** In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom given that Participants are expected to be nationals of both the United States of America and other countries, or to be employed by the Company or any Subsidiary both within and outside of the United States of America. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. **Transferability.**

(a) Except as otherwise determined by the Committee, and subject to compliance with **Section 17(b)** of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by **Section 9** of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to "Participant" shall be

14

construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant's lifetime only by him or her or, in the event of the Participant's legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in **Section 6** of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

17. **Compliance with Section 409A of the Code.**

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference

15

in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant's separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a "change in the ownership," "change in effective control," and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

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18. **Amendments.**

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under **Section 11** of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in **Section 11** of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding "underwater" Option Rights or Appreciation Rights (including following a Participant's voluntary surrender of "underwater" Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This **Section 18(b)** is intended to prohibit the repricing of "underwater" Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in **Section 11** of this Plan. Notwithstanding any provision of this Plan to the contrary, this **Section 18(b)** may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to **Section 9** of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to **Section 15(b)** of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to **Section 18(b)** of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for

17

adjustments made pursuant to **Section 11** of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. **Governing Law.** This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. **Effective Date/Termination.** This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable.

21. **Miscellaneous Provisions.**

(a) The Company will not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

(c) Except with respect to **Section 21(e)** of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which

18

he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. **Share-Based Awards in Substitution for Awards Granted by Another Company.** Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such

19

acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Stock that is issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under **Sections 22(a)** or **22(b)** of this Plan will not reduce the Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in **Section 3** of this Plan. In addition, no Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under **Sections 22(a)** or **22(b)** of this Plan, will be added to the aggregate limit contained in **Section 3(a)(i)** of this Plan.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D11965-P37185

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUPER MICRO COMPUTER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of (A) three Class I directors identified in Proposal No. 1 to hold office until our annual meeting of stockholders following fiscal year 2022, (B) three Class II directors identified in Proposal No. 1 to hold office until our annual meeting of stockholders following fiscal year 2020, and (C) two Class III directors identified in Proposal No. 1 to hold office until our annual meeting of stockholders following fiscal year 2021, in each case, to hold office until their successors are duly elected and qualified.	☐	☐	☐

Class I Director Nominees:
01) Charles Liang
02) Tally Liu
03) Sherman Tuan

Class II Director Nominees:
04) Sara Liu
05) Michael S. McAndrews
06) Hwei-Ming (Fred) Tsai

Class III Director Nominees:
07) Daniel W. Fairfax
08) Saria Tseng

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

D11966-P37185

SUPER MICRO COMPUTER, INC.
Annual Meeting of Stockholders
June 5, 2020 2:00 PM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles Liang and Kevin Bauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SUPER MICRO COMPUTER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 5, 2020, at 980 Rock Avenue, San Jose, California 95131 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side